Exhibit 1.1

FORM OF SALES AGREEMENT

August 5, 2026

[AGENT / FORWARD SELLER]

[ADDRESS]

[ADDRESS]

[FORWARD PURCHASER]

[ADDRESS]

[ADDRESS]

Ladies and Gentlemen:

Postal Realty Trust, Inc., a Maryland corporation (the “Company”), and Postal Realty LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), propose, subject to the terms and conditions stated herein, to issue and sell from time to time through [BANK][,] as [(i)] purchaser under any Forward Contract (as defined below) (the “Forward Purchaser” [and, solely with respect to any Contingent Forward (as defined below), in its capacity as purchaser thereunder (the “Contingent Forward Purchaser”]) [and BANK], as [(i)][(ii)] agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder (the “Forward Seller”) and [(ii)][(iii)] sales agent and/or principal (the “Agent”), shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to $300,000,000 on the terms set forth in this agreement (this “Agreement”) and, in the case of any Forward, the applicable Forward Contract (as defined below). For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares are offered or sold through the Forward Seller, then the Forward Seller shall be acting solely in its capacity as sales agent for the Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to the Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to the Agent acting as sales agent shall also be deemed to apply to the Agent when acting as Forward Seller, mutatis mutandis. It is also understood and agreed by the parties hereto that, if Shares are offered or sold through the Agent acting as sales agent for the Company, then the Agent shall be acting solely in its capacity as sales agent for the Company, and not as sales agent for the Forward Purchaser, with respect to the offering and sale of such Shares.

The Company may enter into one or more Non-Contingent Forwards with the Forward Purchaser or Contingent Forwards with the Contingent Forward Purchaser pursuant to the applicable Master Forward Confirmation and related Supplemental Confirmation. In connection with any Forward, the Company and the applicable Forward Purchaser understand that the applicable Forward Purchaser or an Affiliate thereof will attempt to borrow and then offer, through the Forward Seller, the applicable Forward Hedge Shares for sale on the terms set forth in this Agreement. The Company may deliver Forward Settlement Shares to the applicable Forward Purchaser in settlement of all or any portion of its obligations under the applicable Forward Contract.

The Company and the Operating Partnership have also entered into Sales Agreements (each, an “Alternative Agreement” and collectively, the “Alternative Agreements”), dated as of the date hereof, with each of [J.P. Morgan Securities LLC, Colliers Securities LLC, Jefferies LLC, M&T Securities, Inc., Mizuho Securities USA LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc.] (and, as applicable, their respective Affiliates) (each, in its capacity as forward purchaser, forward seller, or sales agent/principal thereunder, an “Alternative Agent” and collectively, the “Alternative Agents”) on the terms set forth in the applicable Alternative Agreements. The aggregate Sales Price of all Shares sold pursuant to Issuances and all Forward Hedge Shares sold in connection with Forwards pursuant to this Agreement and the Alternative Agreements shall not exceed the Maximum Program Amount (as defined below). For the avoidance of doubt, Forward Settlement Shares shall not be counted in determining compliance with the Maximum Program Amount, it being understood that the Forward Hedge Shares sold in connection with the related Forward are counted for such purpose. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth herein regarding the aggregate Sales Price of Shares sold pursuant to Issuances and Forward Hedge Shares sold in connection with Forwards under this Agreement and the Alternative Agreements shall be the sole responsibility of the Company, and the Agent or the Forward Seller, as applicable, shall have no obligation in connection with such compliance.

SECTION 1. DEFINITIONS

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below) or any portion thereof, as the context may require, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the aggregate Sales Price of all Shares sold pursuant to Issuances and all Forward Hedge Shares sold in connection with Forwards under this Agreement and the Alternative Agreements equals the Maximum Program Amount and (y) the date this Agreement is terminated pursuant to Section 7.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Contingent Forward” means the transaction resulting from the Forward Acceptance of an Issuance Notice specifying that it relates to a “Contingent Forward,” subject to the terms and conditions of this Agreement and the applicable Contingent Master Forward Confirmation.

“Contingent Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. For purposes of this Agreement, the Contingent Forward Purchaser shall be deemed to be a Forward Purchaser with respect to each Contingent Forward. If a Contingent Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement relating specifically to a Contingent Forward Purchaser or a Contingent Forward shall not be applicable hereunder.

“Contingent Forward Quote” has the meaning set forth in Section 3(b)(ii).

“Contingency Premium” means, with respect to any Contingent Forward, the amount specified as such in the applicable Supplemental Confirmation.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent or Forward Seller shall not sell Shares (as defined below) during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and Forward Seller; provided that the Floor Price shall in no event be less than $1.00 without the prior written consent of the Agent and Forward Seller, which may be withheld in the Agent’s or Forward Seller’s sole discretion.

“Forward” means a Non-Contingent Forward or a Contingent Forward.

“Forward Acceptance” means, with respect to an Issuance Notice relating to a Forward, (i) in the case of a Non-Contingent Forward, the written communication or communications evidencing the agreement of the Company, the Forward Seller and the Forward Purchaser to the terms of such Issuance Notice, as such terms may be amended pursuant to Section 3(b)(ii), and (ii) in the case of a Contingent Forward, the written communications evidencing (A) the Company’s acceptance of the applicable Contingent Forward Quote, as such Contingent Forward Quote may have been modified by agreement of the Company and the Contingent Forward Purchaser prior to such acceptance, and (B) the Contingent Forward Purchaser’s acknowledgment of such acceptance, in each case pursuant to Section 3(b)(ii).

“Forward Contract” means, for each Forward, the contract among the applicable parties thereto with respect to such Forward, which shall be comprised of the applicable Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the applicable Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Non-Contingent Forward, the amount specified as such in the Issuance Notice for such Non-Contingent Forward (as amended by the corresponding Forward Acceptance, if applicable), which amount shall be the target aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller in respect of such Non-Contingent Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Selling Period” means, subject to Section 3 hereof, the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable) specifying that it relates to a Forward), beginning on the date specified in the applicable Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period either (x) an event occurs that would permit the Forward Purchaser to designate an “Early Valuation Date,” an “Early Termination Date” or a “Termination Settlement Date,” in each case to the extent applicable under, and as defined in, the applicable Master Forward Confirmation, or (y) a “Bankruptcy Termination Event” (as such term is defined in the applicable Master Forward Confirmation) occurs, then such Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 7 hereof and as set forth in Section 3 hereof.

“Forward Hedge Settlement Date” means, for any Forward Contract, unless specified in the applicable Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable), the first (1st) Trading Day following a date on which sales of any Forward Hedge Shares are made, unless another date is mutually agreed to in writing by the Forward Purchaser and the Forward Seller.

“Forward Hedge Shares” means all Common Shares borrowed by the Forward Purchaser or its Affiliate and offered and sold by the Forward Seller or its Affiliate in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Purchaser are not applicable hereunder.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Seller has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller are not applicable hereunder.

“Forward Settlement Shares” means any Common Shares delivered by the Company pursuant to the Company’s election (or deemed election) of “net share” settlement or “physical” settlement of any Forward Contract.

“Issuance” means the transaction resulting from the Issuance Acceptance of an Issuance Notice specifying that it relates to an “Issuance,” pursuant to which the Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Acceptance” means, with respect to an Issuance Notice relating to an Issuance, the Agent’s written confirmation to the Company of its acceptance of the terms of such Issuance Notice, as such terms may have been amended or supplemented by written agreement between the Company and the Agent prior to or in connection with such confirmation.

“Issuance Amount” means, with respect to any Issuance, the aggregate Sales Price of the Shares to be sold by the Agent pursuant to the applicable Issuance Notice.

“Issuance Notice” means a written notice delivered to the Agent, or, in the case of a Forward, to the Forward Seller and the Forward Purchaser, by the Company in accordance with this Agreement, in the form attached hereto as Exhibit A, that is executed by its Chief Executive Officer, President or Principal Financial Officer and specifies whether it relates to an Issuance, a Non-Contingent Forward or a Contingent Forward.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice (as amended or supplemented by the corresponding Issuance Acceptance, if applicable) specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Issuance Notice (as amended or supplemented by the corresponding Issuance Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Master Forward Confirmation” means, as applicable, (i) the Master Confirmation for Issuer Share Forward Transactions relating to Non-Contingent Forwards, substantially in the form attached hereto as Exhibit B-1 (the “Non-Contingent Master Forward Confirmation”), or (ii) the Master Confirmation for Issuer Share Forward Transactions relating to Contingent Forwards, substantially in the form attached hereto as Exhibit B-2 (the “Contingent Master Forward Confirmation”), in each case dated as of the date hereof, by and among the parties thereto, including all provisions incorporated by reference therein.

“Material Adverse Effect” means any material adverse change or effect, or any development involving a prospective material adverse change or effect, on or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Transaction Entities or their respective subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) the ability of the Transaction Entities to perform their respective obligations under this Agreement or any Forward Contract, including the issuance and sale of the Shares or Forward Settlement Shares, as applicable, or to consummate the transactions contemplated in the Registration Statement and the Prospectus.

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (as defined below).

“Non-Contingent Forward” means the transaction resulting from the Forward Acceptance of an Issuance Notice specifying that it relates to a “Non-Contingent Forward,” subject to the terms and conditions of this Agreement and the applicable Non-Contingent Master Forward Confirmation.

“Organizational Documents” means the following, each as amended from time to time: (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational document and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a Maryland real estate investment trust, its declaration of trust and its bylaws; (v) in the case of a trust, its certificate or declaration of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (vi) in the case of any other entity, the organization and governing documents of such entity.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the New York Stock Exchange or such other national securities exchange on which the Common Shares, including any Shares, are then listed.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Share, as the case may be, sold by the Agent or the Forward Seller on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale; provided that the aggregate Sales Price of all Shares sold pursuant to Issuances and all Forward Hedge Shares sold in connection with Forwards pursuant to this Agreement and the Alternative Agreements shall not exceed the Maximum Program Amount.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes- Oxley”), the Securities Act, the Exchange Act, the rules and regulations of the Commission (the “Rules and Regulations”), the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (the “PCAOB”) and, as applicable, the rules of the Principal Market (the “Exchange Rules”).

“Selling Commission” means up to two percent (2.0%) of the gross proceeds of Shares sold pursuant to this Agreement by the Agent, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means the first business day that is also a Trading Day following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales, unless another date is mutually agreed to in writing by the Company and the Agent.

“Shares” means the Common Shares issued or issuable pursuant to this Agreement, including any Common Shares issued or issuable pursuant to any Forward Contract.

“Trading Day” means any day on which the Principal Market is open for trading.

“Volume-Weighted Hedge Price” has the meaning set forth in the Non-Contingent Master Forward Confirmation; provided that, for purposes of determining the proceeds payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Shares in connection with a Non-Contingent Forward pursuant to Section 3, the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares actually sold by the Forward Seller on such Trading Day.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with each of the Agent, the Forward Seller and the Forward Purchaser, that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each date on which an Issuance Acceptance occurs, (4) each date on which the Company accepts a Contingent Forward Quote, (5) each date on which a Forward Acceptance occurs, (6) each Settlement Date, (7) each Triggering Event Date, (8) as of each Time of Sale (as defined below), (9) each date on which Forward Hedge Shares are sold through the Forward Seller in connection with a Forward, and (10) each “Trade Date” under any Forward Contract (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a) Registration Statement. The Transaction Entities have prepared and filed with the Commission an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, on Form S-3 (File No. 333-[●]) pursuant to General Instruction I.D. of Form S-3, which contains a base prospectus (the “Base Prospectus”) and covers the public offering and sale of certain securities, including the Shares, under the Securities Act and the Rules and Regulations. Such registration statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. The Transaction Entities may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, the term “Registration Statement” means, as of any time, such registration statement, as amended by any post-effective amendments thereto at such time, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act; provided, however, that the term “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for Shares registered under such registration statement, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of Rule 430B(f)(2) under the Securities Act, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act. The prospectus constituting a part of such registration statement, together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance or sale of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent, the Forward Seller or the Forward Purchaser by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent, the Forward Seller or the Forward Purchaser for such use. As used in this Agreement, the terms “amendment” or “supplement,” when applied to the Registration Statement or the Prospectus, shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Registration Statement became effective upon filing with the Commission, the Transaction Entities met the then-applicable requirements for use of Form S-3 under the Securities Act and the Company was a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. During the Agency Period, each time the Company files an Annual Report on Form 10-K the Transaction Entities will meet the then-applicable requirements for use of Form S-3 under the Securities Act.

(b) Compliance with Registration Requirements. The Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by either Transaction Entity, and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Transaction Entities, are contemplated or threatened by the Commission.

The Prospectus, when filed, complied in all material respects with the Securities Act and the Rules and Regulations thereunder and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent, the Forward Seller and the Forward Purchaser for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent, the Forward Seller and the Forward Purchaser furnished to the Company in writing by the Agent, the Forward Seller or the Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the Agent Information (as defined below). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares and the Forward Settlement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

(c) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares and Forward Settlement Shares pursuant to Rules 164, 405 and 433 under the Securities Act.

(d) Free Writing Prospectuses. Each “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares and Forward Settlement Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Prospectus. Each Free Writing Prospectus conformed, conforms or will conform in all respects to the requirements of the Securities Act and the Rules and Regulations thereunder. The Company has not made and will not make any offer relating to the Shares or Forward Settlement Shares that would constitute a Free Writing Prospectus without the prior written consent of the Agent. The Company (i) has filed or will file each Free Writing Prospectus required to be filed with the Commission pursuant to the Securities Act and the Rules and Regulations thereunder in accordance therewith and/or (ii) has retained or will retain in accordance with the Securities Act and the Rules and Regulations thereunder all Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations thereunder.

(e) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Rules and Regulations promulgated under both such acts, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at each Time of Sale (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Transaction Entities reasonably and in good faith believe to be reliable and accurate in all material respects.

(h) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and the Exchange Rules. Except as described in the Registration Statement and the Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that complies with the applicable Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (F) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with the Exchange Rules. Except as described in the Registration Statement and the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and as of the date hereof is not aware of any facts or circumstances that would require the Company to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the applicable Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(i) Disclosure Controls. Except as described in the Registration Statement and the Prospectus, the Company has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(j) Due Authorization; Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and each applicable Master Forward Confirmation by the Transaction Entities and their respective subsidiaries (to the extent such entity is a party hereto or thereto) and their consummation, as applicable, of the transactions contemplated herein or therein, the issuance and sale of the Shares, the issuance and delivery of the Forward Settlement Shares, the settlement of any Forward Contract, the receipt of any Contingency Premium and the use of any proceeds received by the Company in connection with the foregoing, in each case as described in the Prospectus under the caption “Use of Proceeds,” and compliance by the Transaction Entities with their obligations hereunder have been duly authorized by all necessary trust, corporate, limited liability company or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of either of the Transaction Entities or any of their respective subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which either of the Transaction Entities or any of their respective subsidiaries may be bound, or to which any of the Properties or any other properties or assets of either of the Transaction Entities or any of their respective subsidiaries is subject, except for such conflicts, breaches, violations, defaults, Repayment Events, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially adversely affect consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Transaction Entities or any of their respective subsidiaries or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or any of their Properties, except, in the case of clause (ii), for such violations that would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially adversely affect consummation of the transactions contemplated by this Agreement. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of their respective subsidiaries.

(k) Independent Accountant. Deloitte & Touche LLP, who has certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus (A) is and was during the periods covered by its reports an independent public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the Rules and Regulations, (B) is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (C) is registered with the PCAOB, which registration has not been suspended or revoked or requested to be withdrawn.

(l) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes thereto, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations thereunder, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the balance sheets, statements of operations, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The historical financial statement of operations and balance sheet information of the acquired properties included in the pro forma financial statements included in the Registration Statement and the Prospectus, if any, present fairly in all material respects the financial position of the respective acquired properties as of the dates indicated and for the period specified; said financial information has been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules included in the Registration Statement and the Prospectus relating to the Company and its consolidated subsidiaries present fairly in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus, if any, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Company included therein and comply with the Commission’s rules and guidelines with respect thereto. The unaudited pro forma consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus, if any, present fairly in all material respects the information shown therein, comply with the Commission’s rules and guidelines with respect to unaudited pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or unaudited pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act or the Rules and Regulations. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act and the Exchange Act to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and the Prospectus.

(m) Good Standing of the Company. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, and has the power and authority necessary to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and each Forward Contract to which it is a party.

(n) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, and has the power and authority necessary to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and each Forward Contract to which it is a party. The Company is the sole general partner of the Operating Partnership. The Agreement of Limited Partnership of the Operating Partnership, as may be amended from time to time and as filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus, is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement and the Prospectus.

(o) Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued and, of subsidiaries that are corporations, are fully paid and nonassessable; and the issued and outstanding equity interests of each subsidiary are owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects, except as set forth in the Registration Statement and the Prospectus. Except for the equity interests of each of the subsidiaries owned by the Company, the Company does not own any shares of stock or any other equity securities of any corporation or have any equity interest in any firm, partnership, association or other entity, except as described in the Registration Statement and the Prospectus.

(p) Shares. The Shares, Forward Settlement Shares and all outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares or Forward Settlement Shares, as applicable, have been delivered and paid for in accordance with this Agreement or the applicable Master Forward Confirmation, as applicable, such Shares or Forward Settlement Shares, as applicable, will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement and the Prospectus and to the description of such Shares or Forward Settlement Shares contained therein; the shareholders of the Company have no preemptive rights with respect to the Shares; none of the outstanding Common Shares have been issued in violation of any preemptive or similar rights of any securityholder; the forms of certificates used to represent the Shares, if any, comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Organizational Documents of the Company, and, in the case of the Shares or Forward Settlement Shares, with any requirements of the Principal Market; the Shares and Forward Settlement Shares have been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration; to the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market, and the Company has not received any notification that the Principal Market is contemplating terminating the listing of the Shares.

(q) OP Units. The outstanding common units of limited partnership interest in the Operating Partnership (“OP Units”) have been duly and validly authorized for issuance by the Operating Partnership and are validly issued. The OP Units to be issued by the Operating Partnership to the Company upon contribution by the Company to the Operating Partnership of the net proceeds from the sale of the Shares, any proceeds received upon settlement of any Forward Contract and any Contingency Premium received by the Company in respect of any Contingent Forward have been duly authorized for issuance by the Operating Partnership and its general partner and will be validly issued and will not be subject to the preemptive or other similar rights of any partner of the Operating Partnership and will be exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws; the terms of the OP Units conform in all material respects to the description related thereto contained in the Registration Statement and the Prospectus; and except as disclosed in the Registration Statement and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership.

(r) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and other than as set forth in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company, the Operating Partnership or any of their respective subsidiaries, (ii) there has been no Material Adverse Effect, (iii) there have been no transactions entered into by the Company or the Operating Partnership or any of its subsidiaries which are material with respect to the Transaction Entities and their respective subsidiaries considered as one enterprise, (iv) except for regular quarterly dividends in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind by any Transaction Entity or subsidiary thereof on any class of its capital stock, OP Units or other form of ownership interests, and (v) except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(s) Registration Rights. Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or arrangements between either of the Transaction Entities or any of their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require either of the Transaction Entities or any of their respective subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company, the Operating Partnership or any of their respective subsidiaries; and except as described in the Registration Statement and the Prospectus, no person has the right, pursuant to any contract, agreement or arrangement, to have the offer and sale of any such securities to be registered under the Securities Act pursuant to the Registration Statement.

(t) Stock Exchange Listing. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Principal Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing.

(u) Absence of Existing Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective subsidiaries is (i) in violation of its Organizational Documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which it or they may be bound, or to which any of the Properties or any other properties or assets of the Transaction Entities or any of their respective subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or any of their respective properties, assets or operations, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(v) Possession of Intellectual Property. The Transaction Entities and their respective subsidiaries have access to adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to conduct the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Transaction Entities nor any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(w) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Transaction Entities or any of their respective subsidiaries or Properties that, if determined adversely to any of the Transaction Entities or any of their respective subsidiaries or Properties, would materially and adversely affect the ability of the Transaction Entities to perform its obligations under this Agreement or any Forward Contract, which are otherwise material in the context of the sale of the Shares, or which otherwise could be expected, individually or in the aggregate, to result in a Material Adverse Effect; and none of the Transaction Entities nor any of their respective subsidiaries has received any written notice or communication threatening such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) and, to the Transaction Entities’ knowledge, none are contemplated.

(x) Possession of Permits. Each of the Transaction Entities and their respective subsidiaries possess such licenses, permits, approvals, consents, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities required or necessary to own or lease, as the case may be, and to operate their respective Properties and to carry on their respective businesses as now or proposed to be conducted as described in the Registration Statement and the Prospectus (collectively, “Permits”), except where the failure to possess such Permits or make such declarations or filings would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Transaction Entities and their respective subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and all of the Permits are valid and in full effect, and no event has occurred which allows, or after notice or lapse of time would allow, and neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of proceedings relating to, revocation, modification, or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

(y) Title to Property. (i) Except as disclosed in the Registration Statement and the Prospectus the Transaction Entities and their respective subsidiaries have good and marketable title in fee simple to all of the properties described in the Registration Statement and the Prospectus (the “Properties”), in each case free and clear of all mortgages, liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects except such mortgages, liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects as do not, individually or in the aggregate, materially affect the value of the Properties taken as a whole and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Entities and their respective subsidiaries; (ii) except as disclosed in the Registration Statement and the Prospectus, no third party, including any tenant at any of the Properties, has any option or right of first refusal to purchase any Property or any portion thereof or interest therein; (iii) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of either of the Transaction Entities or any of their respective subsidiaries that are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein; and (iv) neither of the Transaction Entities nor any of their respective subsidiaries owns any real property material to the business of the Transaction Entities and their respective subsidiaries other than the Properties.

(aa) Leases. Except as disclosed in the Registration Statement or the Prospectus, the Transaction Entities or one of their respective subsidiaries holds the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”). Other than the Leases or as described in the Registration Statement and the Prospectus, none of the Transaction Entities nor any of their respective subsidiaries has entered into any agreements that would materially affect the value of any Property or would materially interfere with the use made and proposed to be made of such Property by the Transaction Entities. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Transaction Entities, nor, to the Transaction Entities’ knowledge, any other party to any Lease, is in breach or default of any such Lease; to the Transaction Entities’ knowledge, no event has occurred or been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would permit termination, modification or acceleration under such Lease; and each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

(bb) Tax Law Compliance. The Company and its subsidiaries have filed or will file (i) all federal and state income tax returns, (ii) all material local income tax returns, (iii) all material franchise tax returns and (iv) all other material tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties that are not material and are being contested in good faith by appropriate proceedings. No audits or other administrative proceedings or court proceedings are presently pending against the Company or any of its subsidiaries with regard to any tax returns, and no taxing authority has notified the Company or any of its subsidiaries that it intends to investigate its tax affairs. Except as disclosed in the Registration Statement and the Prospectus, the Company and each of its subsidiaries have no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or any of its subsidiaries, as the case may be.

(cc) Investment Company Act. Neither of the Transaction Entities is, or, after giving effect to the offering and sale of the Shares, settlement of any Forward Contract, the receipt and application of any proceeds therefrom and any Contingency Premium, and the issuance of OP Units in connection with the foregoing, in each case as described in the Prospectus under the caption “Use of Proceeds,” will be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (“Investment Company Act”).

(dd) Casualty. None of the Properties has sustained any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, except as disclosed in the Registration Statement and the Prospectus or except for such loss as would not have a Material Adverse Effect.

(ee) Insurance. Each of the Transaction Entities and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect; neither of the Transaction Entities has any reason to believe that it or any of their respective subsidiaries will not be able to (i) renew its existing coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not have a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries has been denied any material insurance coverage which it has sought or for which it has applied; and, without limiting the generality of the foregoing, each of the Transaction Entities and their respective subsidiaries, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in such amounts as is adequate for the conduct of its business and the value of its Properties and is prudent and customary for companies engaged in similar businesses, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company and its Affiliates have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or Forward Settlement Shares or otherwise, and the Company and its Affiliates have not taken and will not take any action which would directly or indirectly violate Regulation M. The Company acknowledges that the Agent may engage in passive market making transactions in the Common Shares on the Principal Market in accordance with Regulation M.

(gg) Related-Party Transactions. No relationship, direct or indirect, exists between or among either of the Transaction Entities, on the one hand, and the trustees, directors, officers, stockholders or other equity holders, customers or suppliers of the Transaction Entities, on the other hand, which is required to be described in the Registration Statement and the Prospectus which is not so described.

(hh) No Unlawful Payments. None of the Transaction Entities, any of their respective subsidiaries, any trustee, director, officer nor, to the knowledge of the Transaction Entities, any agent, employee, Affiliate or other person associated with or acting on behalf of either of the Transaction Entities or any of their respective subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) has violated, or is in violation of, any provision of the Foreign Corrupt Practices Act of 1977; (iv) has violated, or is in violation of, any provision of the Bribery Act 2010 of the United Kingdom; or (v) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Transaction Entities and their respective subsidiaries and Affiliates have conducted their respective businesses in compliance with applicable anti- corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ii) Compliance with Anti-Money Laundering Laws. The operations of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance with the requirements of applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, among others, by the Money Laundering Control Act of 1986, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the USA PATRIOT Act), and the Anti-Money Laundering Act of 2020; or any other applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(jj) Compliance with OFAC. None of the Transaction Entities, nor any of their respective subsidiaries, any trustee, director, officer or, to the knowledge of the Transaction Entities, any agent, employee Affiliate or representative of the Transaction Entities or any of their respective subsidiaries is an individual or entity, or is controlled by an individual or entity, that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation the designation as a “specially designated national” or a “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are the Transaction Entities located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (i) to fund or facilitate any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) to fund or facilitate any activities of or business in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; since inception, the Transaction Entities and their respective subsidiaries have not engaged in any transactions prohibited by Sanctions, that at the time of the transaction was known to the Transaction Entities to be prohibited by such Sanctions; and the Transaction Entities and their respective subsidiaries will not engage in any transactions prohibited by Sanctions, that at the time of the transaction is known to the Transaction Entities to be prohibited by such Sanctions.

(kk) Environmental Laws. Except as described in the Registration Statement and the Prospectus, and, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos- containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Transaction Entities and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Transaction Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either of the Transaction Entities or any of their respective subsidiaries and (iv) to the knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting either of the Transaction Entities or their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ll) ERISA Matters. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code), except for such noncompliance, as would not, individually or in the aggregate have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or member of its “Controlled Group”. Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company, its subsidiaries nor any member of its “Controlled Group” has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.

(mm) No Finder’s Fee. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities or any of their respective Affiliates, and any of their respective direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Transaction Entities or the Agent for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(nn) Lending Relationships. Except as disclosed in the Registration Statement and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries (i) has any material lending or other relationship with any bank or lending Affiliate of the Agent or (ii) intends to use any of the proceeds from the sale of the Shares or proceeds received under any Forward Contract to repay any outstanding debt owed to any Affiliate of the Agent.

(oo) Compliance with Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any municipal, state, federal or foreign law, rule or regulation; except as disclosed in the Registration Statement and the Prospectus, each of the Properties complies with all applicable codes, laws, ordinances, regulations and deed restrictions or other covenants (including, without limitation, building and zoning laws and laws and regulations relating to access), except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries has any knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that would affect the use or value of any of the Properties, except for such proceedings or other instances that would not, individually or in the aggregate, have a Material Adverse Effect.

(pp) Absence of Further Requirements. No filing, approval, consent, license, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by each Transaction Entity of its obligations under this Agreement or any Forward Contract, in connection with the offering, issuance or sale of the Shares or Forward Settlement Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have already been obtained or as may be required for the registration under the Securities Act of the Shares, or (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Agent, by the rules of the Principal Market or by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(qq) Absence of Labor Dispute. None of the Transaction Entities nor any of their respective subsidiaries is engaged in any unfair labor practice; and (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Transaction Entities, threatened against the Transaction Entities or any of their respective subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Transaction Entities, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Transaction Entities, threatened against any of the Transaction Entities or any of their respective subsidiaries and (C) no union representation dispute currently existing concerning the employees of any of the Transaction Entities or any of their respective subsidiaries, (ii) to the knowledge of the Transaction Entities, no union organizing activities are currently taking place concerning the employees of the Transaction Entities or any of their respective subsidiaries and (iii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of ERISA, concerning the employees of the Transaction Entities or any of their respective subsidiaries except for such violations as would not have a Material Adverse Effect.

(rr) Employment; Noncompetition; Nondisclosure. None of the Transaction Entities has been notified that any director, officer or other key person of the Transaction Entities or any of their respective subsidiaries plans to terminate his or her employment with either Transaction Entity or any of their respective subsidiaries, as applicable. None of the Transaction Entities or any of their respective subsidiaries is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Transaction Entities as described in the Registration Statement and the Prospectus.

(ss) Absence of Manipulation. None of the Transaction Entities nor any of their respective subsidiaries nor, to the Transaction Entities’ knowledge, any Affiliates of the Transaction Entities, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or Forward Settlement Shares.

(tt) Mortgages. Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Transaction Entities or any of their respective subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Transaction Entities or any of their respective subsidiaries; or (iii) cross- collateralized to any property or assets not owned directly or indirectly by the Transaction Entities or any of their respective subsidiaries.

(uu) Real Estate Investment Trust. Commencing with its short taxable year ended December 31, 2019, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2026 and thereafter; all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects.

(vv) Partnership Status. The Operating Partnership is properly treated as a partnership for U.S. federal income tax purposes and not as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(ww) Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xx) No Restriction on Distributions. Except as described in the Registration Statement and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the OP Units or other partnership interests of the Operating Partnership, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership, and (iii) no other subsidiary of the Transaction Entities is currently prohibited from paying any dividends or distributions directly or indirectly to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Transaction Entities any loans or advances to such subsidiary from the Transaction Entities or from transferring any of such subsidiary’s property or assets directly or indirectly to the Transaction Entities or any other subsidiary of the Transaction Entities.

(yy) Prior Sales of Shares. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof except for (i) Shares issued pursuant to any prior sales agreements related to the Company’s at-the-market offering program, as disclosed in the Registration Statement and the Prospectus, (ii) Shares if any, issued pursuant to this Agreement or any Alternative Agreement, and (iii) Shares issued pursuant to reservations, agreements or employee benefit or equity incentive plans described in the Registration Statement and the Prospectus.

(zz) Cybersecurity. (A) To the knowledge of the Transaction Entities, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Transaction Entities’ or any of their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including but not limited to the personally identifiable information, confidential or regulated data of their respective tenants, employees, suppliers, vendors and any third party data, maintained, processed or stored by the Transaction Entities or any of their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Transaction Entities or any of their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Transaction Entities nor any of their respective subsidiaries have been notified of, or have knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Transaction Entities and their respective subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except in cases of (A) and (B), for such breaches, incidents, access, disclosures, compromises, notifications, events or conditions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Transaction Entities and each of their respective subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, company policies (internal and posted) and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(aaa) Subsidiary Tax Classification. Each subsidiary of the Transaction Entities that is not a taxable REIT subsidiary is a partnership or a limited liability company under state law and has been at all relevant times properly classified as a partnership or a disregarded entity, and not as a corporation or an association taxable as a corporation, for federal income tax purposes.

(bbb) Equity-Based Awards. Except for grants which are disclosed in the Registration Statement and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase Common Shares, pursuant to an equity-based compensation plan or otherwise.

(ccc) Investment Strategy. The Company’s investment strategy described in the Registration Statement and the Prospectus accurately reflects in all material respects the current intentions of the Company with respect to the operation of the Company’s business, and no material deviation from such investment strategy is currently contemplated.

(ddd) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) included in the Registration Statement or the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(eee) Debt Securities and Preferred Stock. The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act).

(fff) Certificates of Officers. Any certificate signed by any officer of the Company or the Operating Partnership, as applicable, and delivered to the Agent, the Forward Seller or the Forward Purchaser, or counsel for any of them in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, as to matters covered thereby to the Agent.

(ggg) Authorization of Securities Under the Forward Contracts. With respect to each Forward Contract entered into on or prior to the applicable Representation Date, a number of Common Shares equal to the Capped Number applicable to such Forward Contract has been duly authorized and reserved for issuance upon settlement of such Forward Contract and, when issued and delivered by the Company to the Forward Purchaser pursuant thereto, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Contract, the Common Shares so issued and delivered will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such Common Shares will not be subject to any preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or any one of its subsidiaries or under any agreement to which the Company or any one of its subsidiaries is a party or otherwise.

(hhh) Enforceability of the Forward Contract. Each Forward Contract and Forward executed on or prior to the applicable Representation Date has been duly authorized, executed and delivered by each of the Company and the Operating Partnership, to the extent a party thereto, and each Forward Contract and Forward entered into on or prior to the applicable Representation Date constitutes a valid and binding agreement of each of the Company and the Operating Partnership, to the extent a party thereto, enforceable against each of the Company and the Operating Partnership to such extent in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification and contribution provisions thereof may be limited by federal or state securities laws or public policy considerations in respect thereof.

(iii) Other Underwriting Agreements. Other than this Agreement and the Alternative Agreements, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

The Company acknowledges that the Agent, the Forward Purchaser and the Forward Seller and, for purposes of the opinions to be delivered pursuant to Section 4(o) hereof, counsel to the Company and counsel to the Agent, the Forward Purchaser and the Forward Seller, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 3. ISSUANCE AND SALE OF SHARES AND FORWARD HEDGE SHARES

(a) Sale of Shares and Forward Hedge Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, the Agent, the Forward Purchaser and the Forward Seller agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, or directly to the Agent, acting as principal, or offer Forward Hedge Shares through the Forward Seller in connection with a Forward, as applicable, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.

(b) Mechanics of Issuances.

(i) Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to (1) request an issuance of Shares by delivering to the Agent an Issuance Notice or (2) request a Forward by delivering to the Forward Seller and the Forward Purchaser an Issuance Notice specifying whether it relates to a “Non-Contingent Forward” or a “Contingent Forward” (provided that an Issuance Notice relating to a Contingent Forward may only be delivered to a Contingent Forward Purchaser); provided, however, that (A) in no event may the Company deliver an Issuance Notice if the aggregate Sales Price of all Shares sold pursuant to Issuances and all Forward Hedge Shares sold in connection with Forwards under this Agreement and the Alternative Agreements equals or exceeds the Maximum Program Amount, (B) each Issuance Notice and any sales of Shares or Forward Hedge Shares pursuant thereto shall be subject to the restrictions set forth in Section 3(b)(vi); and (C) except in connection with an After Hours Block Transaction, prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall constitute a request only and shall not be effective unless and until (A) in the case of an Issuance, an Issuance Acceptance occurs in accordance with Section 3(b)(iii) or (B) in the case of a Forward, a Forward Acceptance occurs in accordance with Section 3(b)(ii). An Issuance Notice shall be considered delivered on the Trading Day that it is received by email to the persons set forth in Schedule A hereto and confirmed by the Company by email or telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent, the Forward Seller or the Forward Purchaser, as applicable, may decline such Issuance Notice for any reason in its sole discretion, and each may modify the list of its respective persons from time to time.

(ii) Forwards; Forward Acceptance.

(A)	Non-Contingent Forwards. With respect to an Issuance Notice specifying that it relates to a “Non-Contingent Forward,” if the Forward Seller and the Forward Purchaser wish to accept such proposed terms included in the Issuance Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Forward Seller and the Forward Purchaser will promptly, and in any event prior to 4:30 p.m. (New York City time) on the Trading Day immediately following the Trading Day on which such Issuance Notice was delivered to the Forward Seller and the Forward Purchaser, issue to the Company a notice by email to the persons set forth in Schedule A setting forth the terms that the Forward Seller and the Forward Purchaser are willing to accept. Where the terms provided in the Issuance Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Forward Seller and the Forward Purchaser until the Company delivers to the Forward Seller and the Forward Purchaser an acceptance by email to the persons set forth in Schedule A of all of the terms of such Issuance Notice, as amended, which email shall be addressed to all of the individuals from the Company and the Forward Seller and the Forward Purchaser set forth on Schedule A.

(B)	Contingent Forwards. With respect to an Issuance Notice specifying that it relates to a “Contingent Forward,” the applicable Contingent Forward Purchaser (acting in its sole discretion), if it wishes to do so, may provide non-binding, indicative terms for such Contingent Forward, including the reference price, initial forward price, reference contingency premium, reference initial “delta,” proposed “Maximum Transaction Number of Shares,” contingency expiration schedule, proposed “Sales Period Outside Date” and any other relevant term (a “Contingent Forward Quote”). The Company (acting in its sole discretion), if it wishes to do so, may accept the terms proposed in such Contingent Forward Quote, as modified by agreement between the Company and such Contingent Forward Purchaser prior to such acceptance, by email notice to the persons set forth in Schedule A for such Contingent Forward Purchaser, with a copy to the persons set forth in Schedule A for the Forward Seller. Such Contingent Forward Purchaser (acting in its sole discretion), if it wishes to do so, may acknowledge such acceptance by email notice to the persons set forth in Schedule A for the Company, with a copy to the persons set forth in Schedule A for the Forward Seller.

(C)	Effect of Forward Acceptance. Upon a Forward Acceptance, the applicable Issuance Notice, as amended or supplemented by the corresponding Forward Acceptance, shall be effective, unless and until (1) all Forward Hedge Shares contemplated by such Issuance Notice have been sold, (2) in accordance with the notice requirements set forth herein, the Company terminates the Issuance Notice, (3) in connection with a Non-Contingent Forward only, the Company issues a subsequent Issuance Notice with parameters superseding those on the earlier dated Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable), (4) this Agreement has been terminated under the provisions of Section 7, or (5) any party shall have suspended the sale of the Forward Hedge Shares in accordance with Section 3(b)(xi) below or (6) with respect to a Non-Contingent Forward only, the entry into the related Supplemental Confirmation. The expiration, suspension, termination or supersession of such Issuance Notice shall not affect or impair any party’s rights or obligations with respect to any Forward Hedge Shares sold pursuant to such Issuance Notice prior thereto, including the settlement of such sales and, in the case of any Forward Hedge Shares, the obligation to execute and deliver the resulting Supplemental Confirmation. It is expressly acknowledged and agreed that the Company, the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to any Forward Hedge Shares unless and until the Company delivers an Issuance Notice to the Forward Seller and the Forward Purchaser and a Forward Acceptance occurs pursuant to this Section 3(b)(ii), and then only upon the terms specified in such Issuance Notice, as amended or supplemented by the corresponding Forward Acceptance, this Agreement and the applicable Master Forward Confirmation. The Company shall not accept a Contingent Forward Quote, and no Forward Acceptance shall occur, if the aggregate Sales Price of all Shares sold pursuant to Issuances and all Forward Hedge Shares sold in connection with Forwards under this Agreement and the Alternative Agreements equals or exceeds the Maximum Program Amount, and no Forward Hedge Shares may be sold pursuant to such Forward Acceptance to the extent such sale would cause the Maximum Program Amount to be exceeded. Upon a Forward Acceptance, the parties shall be bound under this Agreement to perform their respective obligations with respect to the applicable Forward, including the obligations set forth in Sections 3(b)(iv) and 3(b)(v), notwithstanding that the “Trade Date,” “Effective Date” (if applicable) or other terms of such Forward may be determined at a later time in accordance with the applicable Master Forward Confirmation and reflected in the related Supplemental Confirmation; provided that nothing in this sentence shall waive or modify any condition to the obligations of the Forward Purchaser under the applicable Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of the applicable Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable), the terms of such Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable) will control. Subject to the order of precedence set forth in the applicable Master Forward Confirmation, in the event of a conflict between the terms of this Agreement or an Issuance Notice, on the one hand, and the terms of the applicable Master Forward Confirmation or related Supplemental Confirmation, on the other hand, the terms of such Master Forward Confirmation or Supplemental Confirmation, as applicable, shall control with respect to the applicable Forward.

(iii) Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon an Issuance Acceptance of an Issuance Notice specifying that it relates to an “Issuance,” the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices and in compliance with applicable laws and regulations to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice (as amended or supplemented by the corresponding Issuance Acceptance, if applicable), unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the Company and the Agent may modify an Issuance Notice relating to an Issuance at any time by mutual written agreement.

(iv) Forward Seller and Forward Purchaser Efforts. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the applicable Master Forward Confirmation, upon the occurrence of a Forward Acceptance with respect to an Issuance Notice specifying that it relates to a “Non-Contingent Forward” or a “Contingent Forward,” and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, canceled or otherwise terminated in accordance with the terms of this Agreement or (x) an event that would permit the Forward Purchaser to designate an “Early Valuation Date,” an “Early Termination Date” or a “Termination Settlement Date,” in each case to the extent applicable under, and as defined in, the applicable Master Forward Confirmation, or (y) a “Bankruptcy Termination Event” (as such term is defined in the applicable Master Forward Confirmation) has occurred, the Forward Purchaser will use its commercially reasonable efforts to borrow or cause its Affiliate to borrow (A) in the case of a Non-Contingent Forward, a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Issuance Notice (as amended by the corresponding Forward Acceptance, if applicable), but in no event exceeding the maximum number of Forward Hedge Shares specified in such Issuance Notice, and (B) in the case of a Contingent Forward, a number of Forward Hedge Shares up to the proposed “Maximum Transaction Number of Shares” set forth in the applicable Contingent Forward Quote and agreed pursuant to the corresponding Forward Acceptance, as such number may be adjusted in accordance with the applicable Contingent Master Forward Confirmation, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices and in compliance with applicable laws and regulations to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable) and the applicable Master Forward Confirmation. The Forward Seller will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to all of the individuals from the Company set forth on Schedule A and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the aggregate Sales Price of such Forward Hedge Shares, the aggregate proceeds payable to the Forward Purchaser and the aggregate compensation payable to the Forward Seller with respect to such sales. Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its Affiliate to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder in accordance with the terms of the relevant Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable) shall be subject in all respects to the terms and conditions of the applicable Master Forward Confirmation. Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser, its agent or Affiliate will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will not incur any liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser, its agent or Affiliate for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3, and (iii) the Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, its agent or any other person or entity if it or its Affiliate does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow or cause its Affiliate to borrow such Forward Hedge Shares as required under this Section 3. In acting hereunder, the Forward Seller will be acting as an agent for the Forward Purchaser and not as principal. Following a Forward Acceptance with respect to a Forward, and subject to the applicable Master Forward Confirmation and notwithstanding anything herein to the contrary, in the event that either (i) the applicable Forward Purchaser or an Affiliate thereof is unable to borrow and deliver any Forward Hedge Shares for sale under this Agreement pursuant to the terms of the applicable Master Forward Confirmation, or (ii) in the commercially reasonable judgment of such Forward Purchaser, it is either impracticable to do so or such Forward Purchaser or an Affiliate thereof would incur a stock loan cost that is greater than the Maximum Stock Loan Rate applicable to such Forward, then the applicable Forward Seller shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell only the aggregate number of Forward Hedge Shares that such Forward Purchaser or an Affiliate thereof is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to do so, so borrow below such cost. For the avoidance of doubt, the obligations of any Forward Seller, any Forward Purchaser or Affiliate thereof hereunder with respect to the borrowing of or offer or sale of any Forward Hedge Shares in connection with a Contingent Forward shall be subject to the applicable Master Forward Confirmation being effective and not having been terminated.

(v) Supplemental Confirmations. No later than the opening of the Trading Day immediately following the “Trade Date” for the applicable Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the last Trading Day of the applicable Forward Hedge Selling Period in respect of such Forward), the Forward Purchaser shall execute and deliver to each Transaction Entity that is a party thereto, and each such Transaction Entity, absent manifest error, shall promptly execute and return to the Forward Purchaser, the related Supplemental Confirmation. With respect to any Non-Contingent Forward, the related Supplemental Confirmation shall be in respect of the Forward for such Forward Hedge Selling Period and shall set forth the “Trade Date” for such Forward, the “Effective Date” for such Forward (which shall, subject to the terms of the applicable Non-Contingent Master Forward Confirmation, be the date that is one Settlement Cycle (as such term is defined in the applicable Non-Contingent Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Non-Contingent Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable) for such Forward), the “Initial Forward Price” for such Forward (which shall be determined as provided in the applicable Non-Contingent Master Forward Confirmation), the “Spread” for such Forward (as set forth in the related Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward (which shall be determined as provided in the applicable Non-Contingent Master Forward Confirmation), the “Threshold Price” for such Forward (which shall be determined as provided in the applicable Non-Contingent Master Forward Confirmation), the “Initial Stock Loan Rate” for such Forward (as set forth in the related Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable)), the “Threshold Number of Shares” for such Forward (which shall be notified by the Company to the Forward Purchaser on or promptly following the last Trading Day of the applicable Forward Hedge Selling Period), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable) for such Forward), the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite the applicable “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each amount set forth below the caption “Regular Dividend Amounts” in the Issuance Notice (as amended or supplemented by the corresponding Forward Acceptance, if applicable) for such Forward). With respect to any Contingent Forward, the related Supplemental Confirmation shall set forth the terms of such Contingent Forward based upon the corresponding Forward Acceptance and the results of the applicable Forward Hedge Selling Period, including, without limitation, the “Maximum Transaction Number of Shares,” “Contingency Premium” and “Forward Hedge Selling Commission Rate,” in each case as determined in accordance with the applicable Contingent Master Forward Confirmation.

(vi) Restrictions on Issuance Notices and Sales. No Issuance Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in an Issuance Notice (as amended or supplemented by the corresponding Issuance Acceptance or Forward Acceptance, if applicable) delivered hereunder or under any Alternative Agreement unless (A) the Shares to be sold under all such previously delivered Issuance Notices have all been sold or (B) such Issuance Notice relates solely to an After Hours Block Transaction. No Issuance Notice may be delivered hereunder or under any Alternative Agreement if any Selling Period specified therein may overlap in whole or in part with any period defined as an “Unwind Period” under any Forward Contract entered into between the Company and the Forward Purchaser or any Alternative Agent. If, after giving effect to the proposed Capped Number for a Forward, the sum of (A) the number of Forward Settlement Shares issued under all Forward Contracts that have settled as of the applicable time, (B) the aggregate Capped Numbers under all Forward Contracts then outstanding that have not settled and (C) the proposed Capped Number for such Forward at the applicable time would exceed 19.99% of the number of Common Shares outstanding as of the date of this Agreement, then (1) the Company may not deliver an Issuance Notice relating to such Forward and (2) no Forward Acceptance relating to such Forward may occur.

(vii) Method of Offer and Sale. The Shares to be sold pursuant to an Issuance and the Forward Hedge Shares may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing trading market of the Common Shares. Nothing in this Agreement shall be deemed to require any party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any Shares or Forward Hedge Shares by the Agent or the Forward Seller, as applicable, shall be at such party’s discretion.

(viii) Confirmation to the Company. If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of Shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. Notwithstanding anything else in this Agreement, the parties agree that the Agent and the Forward Seller must only sell or offer to sell Shares or Forward Hedge Shares (as applicable) on the Principal Market or otherwise in the United States of America.

(ix) Settlement. Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. The Company may sell Shares to the Agent as principal at a price agreed upon by the parties at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).

(x) Forward Hedge Settlement. On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related proceeds from such sale to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(xi) Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company, the Agent, the Forward Purchaser or the Forward Seller may, upon notice to the other parties hereto in writing or by telephone (confirmed immediately by verifiable email), suspend or terminate any sale of Shares or Forward Hedge Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair the parties’ respective obligations with respect to any Shares or Forward Hedge Shares placed or sold hereunder prior to the receipt of such notice, including the settlement of such Shares or Forward Hedge Shares and, in the case of any Forward Hedge Shares, the obligation to execute and deliver the resulting Supplemental Confirmation; (B) if the Company suspends or terminates any sale of Shares or Forward Hedge Shares after the Agent or the Forward Seller, as applicable, confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b) with respect to such Shares or Forward Hedge Shares sold; and (C) if the Company defaults in its obligation to deliver Shares in connection with an Issuance on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and notwithstanding any such default by the Company, will pay to such Agent the commission, discount, or other compensation to which it would otherwise have been entitled absent such default. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (ix) above and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent, the Forward Seller or the Forward Purchaser unless it is made to the persons identified in writing by the applicable party pursuant to this Section 3(b).

(xii) No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares shall be effected by or through only one agent or forward seller on any single given day, and the Company shall in no event request or allow more than one such party to sell Shares on the same day; provided, however, that the foregoing shall not prohibit the Company from requesting a second sales agent or forward seller under this Agreement or any Alternative Agreement to execute a block sale transaction after 4:00 p.m. New York City time on such day (an “After Hours Block Transaction”). If an After Hours Block Transaction is executed on any Trading Day on which Shares or Forward Hedge Shares were sold by or through another Agent or Forward Seller pursuant to this Agreement or any Alternative Agreement, the Company shall notify such other Agent or Forward Seller and, if applicable, the related Forward Purchaser, by email to the persons designated for notices under the applicable agreement, no later than 8:00 a.m. (New York City time) on the immediately succeeding Trading Day, that such After Hours Block Transaction was executed and of the number of Shares or Forward Hedge Shares sold in such transaction. Except for an After Hours Block Transaction, the Company agrees that it will not sell, or instruct any other party to sell, any Common Shares under any other sales agency agreements or other similar arrangements on such day.

(xiii) Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and each of the Agent, the Forward Seller and the Forward Purchaser agree that the Company shall not deliver any Issuance Notice to the Agent, the Forward Seller or the Forward Purchaser or accept any Contingent Forward Quote, shall promptly withdraw any outstanding Issuance Notice that has not yet become effective and shall suspend or cancel any effective Issuance Notice, and neither the Agent nor the Forward Seller shall be obligated to place any Shares or Forward Hedge Shares, and no Forward Purchaser shall be obligated to borrow or cause to be borrowed any Forward Hedge Shares, during any period in which the Company is in possession of material non-public information.

(c) Blackout Window. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver any Shares (other than Forward Settlement Shares delivered in accordance with a Forward Contract), deliver or continue in effect any Issuance Notice or accept any Contingent Forward Quote, and, by notice to an Agent, Forward Purchaser and/or Forward Seller given by telephone (confirmed promptly by verifiable email), shall withdraw any outstanding Issuance Notice that has not yet become effective, suspend or cancel any effective Issuance Notice and cancel any other instructions for the offering or sale of any Shares, and the Agents and/or Forward Sellers shall not be obligated to offer or sell any Shares, and the Forward Purchasers shall not be obligated to borrow or cause to be borrowed any Forward Hedge Shares, (i) during the fourteen (14) calendar days prior to the first (1st) date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results for a completed fiscal year or quarter (each, an “Earnings Announcement”), (ii) except as provided in Section 3(d) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Agents, Forward Purchasers and Forward Sellers, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time; provided further that any violation of this provision shall permit the Agent, the Forward Purchaser or the Forward Seller, as applicable, to suspend or terminate sales pursuant to Section 3(b)(xi) or to terminate this Agreement pursuant to Section 7 of the Agreement.

(d) Sales During Blackout Window. If the Company wishes to offer, sell or deliver Shares (other than Forward Settlement Shares delivered in accordance with a Forward Contract), deliver or continue in effect any Issuance Notice or accept any Contingent Forward Quote, at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent or the Forward Purchaser and the Forward Seller, as applicable, (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent or the Forward Purchaser and the Forward Seller, as applicable, and obtain the consent of the Agent or the Forward Purchaser and the Forward Seller, as applicable, to the filing thereof (such consent not to be unreasonably withheld); (ii) provide the Agent or the Forward Purchaser and the Forward Seller, as applicable, with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 4(o), (p), (q), (r) and (s) hereof, respectively; (iii) afford the Agent or the Forward Purchaser and the Forward Seller, as applicable, the opportunity to conduct a due diligence review in accordance with Section 4(m) hereof; and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 3(d) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 4 hereof and (B) this Section 3(d) shall in no way affect or limit the operation of the provisions of Section 3(c), which shall have independent application.

(e) Principal Purchases. Notwithstanding the foregoing, in the event the Company engages the Agent, the Forward Purchaser or the Forward Seller for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act or in the event the Agent, the Forward Purchaser or the Forward Seller acts as principal, the Company will provide the Agent, the Forward Purchaser and/or the Forward Seller, at the request of the Agent, the Forward Purchaser or the Forward Seller and upon reasonable advance notice to the Company, on or prior to the applicable Settlement Date or Forward Hedge Settlement Date, as applicable, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Sections 4(o), (p), (q), (r) and (s) hereof, each dated the applicable Settlement Date or Forward Hedge Settlement Date, as applicable, and such other documents and information as the Agent, the Forward Purchaser or the Forward Seller shall reasonably request, and the Company and the Agent, the Forward Purchaser and the Forward Seller will agree to compensation that is customary for the Agent, the Forward Purchaser or the Forward Seller with respect to such transaction.

(f) Fees. As compensation for services rendered in connection with an Issuance, the Company shall pay to the Agent, on each applicable Settlement Date, the Selling Commission with respect to the Shares sold by the Agent on such Settlement Date, including any Shares sold before a suspension or termination under Section 3(b)(xi), which Selling Commission the Agent may deduct from the aggregate Sales Price of such Shares.

(g) Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder or under any Forward Contract and in connection with the transactions contemplated hereby or thereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company, the Agent, the Forward Seller, the Forward Purchaser or the Alternative Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares or Forward Settlement Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if reasonably requested by the Agent or Forward Seller, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper” and any supplements thereto, advising the Agent and Forward Seller of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and expenses of the legal counsel for the Agent, the Forward Seller, the Forward Purchaser and the Alternative Agents, including the reasonable fees and expenses of such counsel, in an amount not to exceed $10,000, in connection with a FINRA review of the terms of the offering, if any, and approval of the Agent’s participation in the offering and distribution of the Shares and Forward Settlement Shares by the Agent, the Forward Seller and the Forward Purchaser; (viii) the filing fees incident to a FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Agent, the Forward Seller, the Forward Purchaser and the Alternative Agents and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (x) the fees and expenses associated with listing the Shares on the Principal Market. If Shares having an aggregate offering price of $10,000,000 or more have not been offered and sold under this Agreement and the Alternative Agreements prior to the date at which the Company terminates this Agreement, the Company shall reimburse the Agent, the Forward Seller, the Forward Purchaser and the Alternative Agents for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of one counsel incurred by the Agent, the Forward Seller, the Forward Purchaser and the Alternative Agents in connection with the transactions contemplated by this Agreement up to a maximum of $100,000 in the aggregate.

SECTION 4. ADDITIONAL COVENANTS

Each of the Transaction Entities, jointly and severally, covenants and agrees with each of the Agent, the Forward Seller and the Forward Purchaser as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a) Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in its Quarterly Reports on Form 10-Q and its Annual Reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold to or through the Agent or any Alternative Agent acting as sales agent or principal, the number of Forward Hedge Shares sold through the Forward Seller or any Alternative Agent acting as forward seller and the number of Forward Settlement Shares issued or delivered pursuant to any Forward Contract under this Agreement or any Alternative Agreement and (2) the net proceeds received by the Company from sales of Shares to or through the Agent or any Alternative Agent acting as sales agent or principal and from the settlement of any Forward Contract and the aggregate amount of any Contingency Premiums received by the Company during such reporting period or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act).

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent, the Forward Seller and the Forward Purchaser in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of the filing of any post-effective amendment to the Registration Statement, any new registration statement relating to the Shares, any amendment or supplement to the Prospectus or any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any such new registration statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or issue any such notice of objection at any time, the Company will use its best efforts to obtain the lifting or withdrawal of such order or notice as soon as practicable and will take all action necessary to permit offers and sales of the Shares to continue, including, if necessary, amending the Registration Statement or filing a new registration statement relating to the Shares. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission. To the extent the Company elects to defer payment of registration fees pursuant to Rule 456(b) under the Securities Act, the Company shall pay the required Commission filing fees relating to the Shares in accordance with Rules 456(b) and 457(r) under the Securities Act.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent, the Forward Seller or the Forward Purchaser or counsel for the Agent, the Forward Seller or the Forward Purchaser it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and 4(f) hereto) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, the Forward Seller and the Forward Purchaser, amendments or supplements to the Prospectus so that the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s, the Forward Seller’s or the Forward Purchaser’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and 4(f).

(d) Agent’s Review of Proposed Amendments and Supplements. Prior to (i) amending or supplementing the Registration Statement, (ii) filing any new registration statement relating to the Shares or (iii) amending or supplementing the Prospectus, in each case excluding any amendment or supplement effected solely through the incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment, supplement or new registration statement, and the Company shall not file or use any such proposed amendment, supplement or new registration statement without the prior consent of the Agent, the Forward Seller and the Forward Purchaser, as applicable. The Company shall file with the Commission, within the applicable period specified in Rule 424(b) under the Securities Act, any prospectus required to be filed pursuant to such Rule.

(e) Use of Free Writing Prospectus. Neither the Company on the one hand nor the Agent, Forward Seller, and Forward Purchaser on the other hand, has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any Free Writing Prospectus.

(f) Free Writing Prospectuses. The Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Free Writing Prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed Free Writing Prospectus or any amendment or supplement thereto without the Agent’s, the Forward Seller’s and the Forward Purchaser’s consent. The Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser, without charge, as many copies of any Free Writing Prospectus prepared by or on behalf of, or used by the Company, as the Agent, the Forward Seller or the Forward Purchaser may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such Free Writing Prospectus to eliminate or correct such conflict or so that the statements in such Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such Free Writing Prospectus, the Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Free Writing Prospectus and the Company shall not file, use or refer to any such amended or supplemented Free Writing Prospectus without the Agent’s, the Forward Seller’s and the Forward Purchaser’s consent.

(g) Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent, the Forward Seller, the Forward Purchaser or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Agent, the Forward Seller or the Forward Purchaser that such party otherwise would not have been required to file thereunder.

(h) Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d) under the Securities Act) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent, the Forward Seller and the Forward Purchaser with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent, the Forward Seller or the Forward Purchaser may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time during the applicable Selling Period or through the applicable Settlement Date or Forward Hedge Settlement Date, as applicable, in connection with the offering or sale of the Shares or Forward Hedge Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent, the Forward Seller and the Forward Purchaser and to request that the Agent, the Forward Seller and the Forward Purchaser suspend offers to sell Shares and Forward Hedge Shares (and, if so notified, the Agent, the Forward Seller and the Forward Purchaser shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent, the Forward Seller and the Forward Purchaser promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent, the Forward Seller or the Forward Purchaser is required to deliver a prospectus in respect of transactions in the Shares or the Forward Hedge Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i) Blue Sky Compliance. The Company shall cooperate with the Agent, the Forward Seller and the Forward Purchaser and their counsel to qualify or register the Shares or Forward Hedge Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent, the Forward Seller or the Forward Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares or Forward Hedge Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent, the Forward Seller and the Forward Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.

(j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent, the Forward Seller and the Forward Purchaser an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) Listing; Reservation of Shares. (a) The Company will maintain the listing of the Shares, including Shares issued and delivered by the Company in settlement of any Forward Contract, on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, a number of Common Shares sufficient to enable the Company to satisfy its obligations under this Agreement and each Forward Contract, including, with respect to each Forward Contract, a number of Common Shares at least equal to the Capped Number applicable to such Forward Contract.

(l) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(m) Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent, the Forward Seller and the Forward Purchaser in connection with the transactions contemplated hereby or by any Forward Contract, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices or virtually, as the Agent, the Forward Seller or the Forward Purchaser may reasonably request from time to time.

(n) Representations and Warranties. The Transaction Entities acknowledge that each delivery of an Issuance Notice, each occurrence of an Issuance Acceptance, each acceptance by the Company of a Contingent Forward Quote, each occurrence of a Forward Acceptance, each delivery of Shares on a Settlement Date, each date on which Forward Hedge Shares are sold through the Forward Seller in connection with a Forward, and each “Trade Date” under any Forward Contract shall be deemed to be (i) an affirmation to the Agent, the Forward Seller and the Forward Purchaser that the representations and warranties of the Transaction Entities contained in or made pursuant to this Agreement are true and correct as of each such date, as though made at and as of such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Transaction Entities will advise the Agent, the Forward Seller and the Forward Purchaser if any of such representations and warranties will not be true and correct as of any subsequent Representation Date relating to such Issuance Notice or Forward Contract, as applicable, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented as of such Representation Date).

(o) Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(i) the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(ii) the filing with the Commission of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q), in each case, of the Company; or

(iii) the filing with the Commission of a Current Report on Form 8-K of the Company containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with U.S. GAAP) that is material to the offering of securities of the Company in the Agent’s, Forward Seller’s and Forward Purchaser’s reasonable discretion; (any such event, a “Triggering Event Date”), the Transaction Entities shall furnish the Agent, the Forward Seller and the Forward Purchaser (but in the case of clause (iii) above only if the Agent, the Forward Seller or the Forward Purchaser reasonably determines that the information contained in such Current Report on Form 8-K of the Company is material) with a certificate of the Chief Executive Officer of the Company, the President and Treasurer of the Company and/or the Chief Financial Officer of the Company and the General Partner of the Operating Partnership as of the Triggering Event Date, in the form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser and their counsel, substantially similar to the form previously provided to the Agent, the Forward Seller and the Forward Purchaser and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the date of such certificate, (B) confirming that the Company and the Operating Partnership have performed all of their obligations hereunder and under each Forward Contract entered into on or prior to the date of such certificate that are required to be performed on or prior to such date and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent, the Forward Seller or the Forward Purchaser shall reasonably request. The requirement to provide a certificate under this Section 4(o) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an Issuance Notice hereunder or under any Alternative Agreement (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent, the Forward Seller and the Forward Purchaser with a certificate under this Section 4(o), then before the Company delivers the instructions for the sale of Shares or the Agent, the Forward Seller or any Alternative Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent, the Forward Seller and the Forward Purchaser with a certificate in conformity with this Section 4(o) dated as of the date that the instructions for the sale of Shares or Forward Hedge Shares are issued.

(p) Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser a (i) negative assurance letter and the written legal opinion of Hogan Lovells Cadwalader US LLP, counsel for the Transaction Entities, (ii) written legal opinion of Venable LLP, as special counsel for the Company and (iii) written tax opinion of Hogan Lovells Cadwalader US LLP, counsel for the Transaction Entities, each dated the date of delivery, in form and substance reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser and their counsel, substantially similar to the form previously provided to the Agent, the Forward Seller and the Forward Purchaser and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented and, as applicable, the transactions contemplated by the applicable Forward Contracts. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, the Forward Seller and the Forward Purchaser permitting the Agent, the Forward Seller and the Forward Purchaser to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).

(q) Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company (a) shall cause Deloitte & Touche LLP, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement to furnish the Agent, the Forward Seller and the Forward Purchaser a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser and their counsel, substantially similar to the form previously provided to the Agent, the Forward Seller and the Forward Purchaser and their counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus and (b) shall cause any accounting firm that has audited any financial statements with respect to real estate operations acquired or to be acquired prepared in accordance with Rule 3-14 of Regulation S-X (“3-14 Financial Statements”) included, or incorporated by reference in, the Registration Statement and the Prospectus, to furnish the Agent, the Forward Seller and the Forward Purchaser (a “3-14 Comfort Letter”), dated the date of delivery, in form and substance reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser and their counsel, substantially similar to the form previously provided to the Agent, the Forward Seller and the Forward Purchaser and their counsel; provided, however, that no such 3-14 Comfort Letter shall be required to be delivered with respect to any 3-14 Financial Statements prepared for the Company’s acquired real estate operations that have been consolidated by the Company for all of the years for which audited financial statements are included in the Company’s most recent Annual Report on Form 10-K. If requested by the Agent, the Forward Seller or the Forward Purchaser, the Company shall also cause a comfort letter to be furnished to the Agent, the Forward Seller and the Forward Purchaser on or prior to the date of occurrence of any material transaction or event requiring the filing of a Current Report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements.

(r) Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company and the Operating Partnership shall each furnish to the Agent, the Forward Seller and the Forward Purchaser a certificate executed by the secretary of such entity, signing in such capacity, dated the date of delivery, (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board, on behalf of the Company and in its capacity as general partner of the Operating Partnership, authorizing the execution and delivery of this Agreement and each applicable Master Forward Confirmation to which such entity is a party and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the Forward Settlement Shares pursuant to this Agreement and the applicable Forward Contracts), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement, any applicable Master Forward Confirmation or any Supplemental Confirmation entered into on or prior to the date of such certificate for or on behalf of the Company or Operating Partnership, in each case to the extent such entity is a party thereto, and (iii) containing any other certification that the Agent, the Forward Seller or the Forward Purchaser shall reasonably request.

(s) Principal Financial Officer Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, if reasonably requested by the Agent, the Forward Seller or the Forward Purchaser, the Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser, on behalf of the Company and the Operating Partnership, a certificate of the principal financial officer of the Company in form and substance reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser.

(t) Own Account of the Agent, the Forward Seller and the Forward Purchaser; Clients’ Accounts. The Company consents to the Agent, the Forward Seller and the Forward Purchaser trading, in compliance with applicable law, in the Common Shares for their own accounts and for the accounts of their clients at the same time as sales of Shares or Forward Hedge Shares occur pursuant to this Agreement.

(u) Investment Limitation. The Company and the Operating Partnership shall not invest, or otherwise use, the proceeds received by the Company from the sale of Shares or upon settlement of any Forward Contract, or any Contingency Premium received by the Company, in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(v) Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2026 and thereafter will use its best efforts to continue to qualify for taxation as a REIT under the Code, unless the Board determines that it is no longer in the best interests of the Company to qualify as a REIT.

(w) Market Activities. Neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or Forward Hedge Shares, the settlement of any Forward Contract or otherwise, and the Company will, and shall use its best efforts to cause each of its Affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent, the Forward Seller or the Forward Purchaser (or, if later, at the time stated in the notice), the Company will, and shall use its best efforts to cause each of its Affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent, the Forward Seller and the Forward Purchaser if it no longer meets the requirements set forth in Section (d) of Rule 102.

(x) Notice of Other Sales. Without the written consent of the Agent, the Forward Seller and the Forward Purchaser, neither the Company nor the Operating Partnership will, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder and under any Alternative Agreement), warrants or any rights to purchase or acquire Common Shares, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent or the Forward Seller hereunder and ending on the third Trading Day immediately following the Settlement Date or Forward Hedge Settlement Date, as applicable, with respect to Shares or Forward Hedge Shares sold pursuant to such Issuance Notice; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under the applicable rules of the Principal Market or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement, (ii) issuance or sale of Common Shares issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards outstanding at the date of this Agreement, (iii) issuance or sale of Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, other business combinations, joint ventures or strategic alliances occurring after the date of this Agreement which are not used for capital raising purposes and (iv) modification of any outstanding options, warrants or any rights to purchase or acquire Common Shares.

SECTION 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a) Conditions Precedent to Delivery of an Issuance Notice and the Obligations of the Agent, the Forward Seller and the Forward Purchaser. The right of the Company to deliver an Issuance Notice and, in the case of a Contingent Forward, to accept a Contingent Forward Quote, and the obligations of the Agent, the Forward Seller and the Forward Purchaser hereunder, shall be subject to the satisfaction of each of the following conditions (i) on the date of delivery of such Issuance Notice, (ii) on the date of the corresponding Issuance Acceptance or Forward Acceptance, as applicable, (iii) in the case of a Contingent Forward, on the date the Company accepts the applicable Contingent Forward Quote, (iv) on each Trading Day during the applicable Selling Period and (v) in the case of a Contingent Forward, on the applicable “Trade Date” under the applicable Forward Contract, in each case to the extent applicable to the relevant right or obligation:

(i) Accuracy of Representations and Warranties; Performance by the Company and Operating Partnership. The representations and warranties of the Transaction Entities contained in or made pursuant to this Agreement shall be true and correct as of each date on which the conditions set forth in this Section 5(a) are required to be satisfied, as though made at and as of such date. The Company and Operating Partnership shall have delivered the certificate required to be delivered pursuant to Section 4(o) on or before the date on which delivery of such certificate is required pursuant to Section 4(o). The Company and the Operating Partnership shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement and, with respect to any Forward Contract entered into on or prior to such date, such Forward Contract, to be performed, satisfied or complied with by them at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q), Section 4(r) and Section 4(s).

(ii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement or any applicable Forward Contract, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii) Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information (a) in the judgment of the Agent, the Forward Seller or the Forward Purchaser, as applicable, there shall not have occurred any Material Adverse Effect; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv) No Suspension of Trading in or Delisting of Common Shares; Other Events. The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from The Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent, the Forward Seller or the Forward Purchaser is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(v) Effectiveness of Master Forward Confirmation. In respect of any Issuance Notice delivered in respect of any Forward, the applicable Master Forward Confirmation shall be in full force and effect.

(vi) Actively-Traded Security Status. The Common Shares shall be an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(b) Documents Required to be Delivered on each Issuance Notice Date. The Agent’s and Forward Seller’s obligations to use their commercially reasonable efforts to place Shares and Forward Hedge Shares hereunder, and the obligations of the Forward Purchaser hereunder with respect to the borrowing of Forward Hedge Shares in connection with a Forward, shall additionally be conditioned upon the delivery to the Agent, the Forward Seller and Forward Purchaser on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, the Forward Seller and Forward Purchaser executed by the Chief Executive Officer of the Company, the President and Treasurer of the Company or the Chief Financial Officer of the Company and the General Partner of the Operating Partnership, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c) No Misstatement or Material Omission. The Agent, the Forward Seller or the Forward Purchaser shall not have advised the Company that the Prospectus and the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the reasonable opinion of the Agent, the Forward Seller or the Forward Purchaser is material, or omits to state a fact that in the reasonable opinion of the Agent, the Forward Seller or the Forward Purchaser is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Agent Counsel Legal Opinion. The Agent, Forward Seller and Forward Purchaser shall have received from Morrison & Foerster LLP, counsel for Agent, the Forward Seller and the Forward Purchaser, such opinion or opinions and negative assurance letters, on or before the date on which the delivery of the Company counsel legal opinion is required pursuant to Section 4(p), with respect to such matters as the Agent, Forward Seller and Forward Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

SECTION 6. INDEMNIFICATION AND CONTRIBUTION

(a) Indemnification of the Agent, Forward Seller and Forward Purchaser. The Transaction Entities, jointly and severally, will indemnify and hold harmless the Agent, the Forward Seller and the Forward Purchaser, each of their respective partners, members, directors, officers, employees, Affiliates and each person, if any, who controls within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Controlling Person”) the Agent, the Forward Seller or the Forward Purchaser (each, an “Agent Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Agent Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement, or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any “road show” or investor presentations made by the Company (whether in person or electronically and including any live or recorded “road show” or presentations), at any time, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act as of any time, any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent Indemnified Party for any legal or other expenses reasonably incurred by such Agent Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Agent Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Transaction Entities by the Agents, the Forward Seller and the Forward Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Agent, the Forward Seller and the Forward Purchaser to the Transaction Entities consists of the Agent’s, the Forward Seller’s and the Forward Purchaser’s name on the cover of the Prospectus and the information set forth in the first sentence of seventh paragraph under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”).

(b) Indemnification of the Transaction Entities. The Agent, the Forward Seller and the Forward Purchaser severally but not jointly will indemnify and hold harmless the Transaction Entities, the Company’s directors and each person, if any, who signs a registration statement and each Controlling Person (each, a “Company Indemnified Party”), against any losses, claims, damages or liabilities to which the Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act as of any time, any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Agent, the Forward Seller and the Forward Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Agent, the Forward Seller and the Forward Purchaser consists of Agent Information.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsections (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsections (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsections (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, from the offering of the Shares pursuant to this Agreement or any Forward Contract; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Shares pursuant to this Agreement or any Forward Contract shall be deemed to be in the same respective proportions as (A) the sum of (1) the total net proceeds received by the Company from the offering of Shares pursuant to any Issuance and (2) with respect to any Forward, the proceeds that would be received by the Company upon full physical settlement (and, in the case of a Contingent Forward, exercise of the applicable contingency) of the Forward Settlement Shares under the applicable Forward Contract, plus any Contingency Premium received by the Company, assuming that the aggregate amount payable by the Forward Purchaser to the Company for such Forward Settlement Shares is equal to the aggregate amount of net proceeds realized by the Forward Purchaser upon the sale of the related Forward Hedge Shares through the Forward Seller, bears to (B) the total compensation received by the Agent, the Forward Seller and the Forward Purchaser, or to which the Agent, the Forward Seller and the Forward Purchaser are entitled to receive but have not yet received, in connection with such offering or Forward Contract, with the Agent’s compensation consisting of the Selling Commission or other compensation payable to it and the Forward Seller’s compensation consisting of the aggregate compensation payable to it with respect to sales of the related Forward Hedge Shares. For purposes of the foregoing, (x) the total net proceeds received by the Company from an Issuance shall equal the aggregate Sales Price of the Shares sold pursuant to such Issuance, less the Selling Commission, but before deducting any other expenses, (y) the net proceeds realized by the Forward Purchaser upon the sale of Forward Hedge Shares through the Forward Seller shall equal the aggregate Sales Price of such Forward Hedge Shares, less the compensation payable to the Forward Seller with respect to such sales, but without any further deductions from such aggregate Sales Price, and (z) the compensation received by the Forward Purchaser in connection with any Forward shall be calculated based on the aggregate value of the “Spread” (as defined in the applicable Forward Contract) retained by the Forward Purchaser in respect of such Forward, net of any related stock borrow, hedging and other costs or expenses actually incurred by the Forward Purchaser in connection with such Forward and the related Forward Contract. The relative fault of the Transaction Entities, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities, on the one hand, or the Agent, the Forward Seller and the Forward Purchaser on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Transaction Entities and the Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), neither the Agent nor the Forward Seller shall be required to contribute any amount in excess of the total commissions and discounts received by such Agent or such Forward Seller, as applicable, in connection with the offering contemplated hereby, and the Forward Purchaser shall not be required to contribute any amount in excess of the aggregate net Spread, net of any related stock borrow, hedging and other costs or expenses actually incurred, received by such Forward Purchaser in connection therewith. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each Agent Indemnified Party shall have the same rights to contribution as the Agent, and each Company Indemnified Party shall have the same rights to contribution as the Company.

SECTION 7. TERMINATION & SURVIVAL

(a) Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b) Termination; Survival Following Termination.

(i) Either the Transaction Entities, acting jointly, or the Agent, the Forward Seller or the Forward Purchaser may terminate this Agreement prior to the end of the Agency Period upon five (5) Trading Days’ prior written notice to the other parties hereto; provided that, (A) if this Agreement is terminated after the Agent or the Forward Seller has confirmed to the Company any sale of Shares or Forward Hedge Shares, as applicable, the parties shall remain obligated to comply with Section 3(b)(v), (ix) or (x), as applicable, with respect to such sale, (B) the Agent and the Forward Seller shall be entitled to any commissions earned in accordance with Section 3(f) hereof and (C) Section 2, Section 3(g), Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination occurs prior to the applicable Settlement Date for any sale of Shares or the applicable Forward Hedge Settlement Date for any sale of Forward Hedge Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall affect the validity, effectiveness or enforceability of any Forward Contract entered into, or any rights or obligations arising from a Forward Acceptance occurring, prior to the effectiveness of such termination, including any obligation to execute and deliver the related Supplemental Confirmation, and each such Forward Contract and such rights and obligations shall remain in full force and effect notwithstanding such termination (subject to the terms and conditions of such Forward Contract).

(ii) In addition to the survival provisions of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities, their respective officers and the Agent, the Forward Seller, and the Forward Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any of the foregoing or any of their respective partners, officers, directors or controlling persons, and, anything herein to the contrary notwithstanding, shall survive delivery of and payment for the Shares and Forward Hedge Shares sold hereunder, the issuance and delivery of any Forward Settlement Shares, the settlement or termination of any Forward Contract and any termination of this Agreement.

(iii) If any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent, the Forward Seller or the Forward Purchaser (in each case as to itself) by notice to the Company at any time, and such termination shall be without liability of any party to any other party except that the provisions of Sections 2, Section 3(g), Section 4(j), Section 6, Section 7, Section 8(b), Section 8(h), Section 8(g), Section 8(d), Section 8(e) shall remain in effect.

SECTION 8. MISCELLANEOUS

(a) Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent, the Forward Seller and the Forward Purchaser prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other parties hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other parties prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b) No Advisory or Fiduciary Relationship. Each of the Transaction Entities acknowledges and agrees that (i) the transactions contemplated by this Agreement and any Forward Contract, including the determination of any fees, commissions and other economic terms, are arm’s-length commercial transactions between the Transaction Entities, on the one hand, and the Agent, the Forward Seller and/or the Forward Purchaser, as applicable, on the other hand, (ii) when acting as a principal under this Agreement or any Forward Contract, the applicable Agent or Forward Purchaser is and has been acting solely as principal and not as the agent or fiduciary of either Transaction Entity or any of its respective stockholders, partners, creditors, employees or any other Person, (iii) the Agent, the Forward Seller and the Forward Purchaser have not assumed and will not assume an advisory or fiduciary responsibility in favor of either Transaction Entity with respect to the transactions contemplated by this Agreement or any Forward Contract or the process leading thereto (irrespective of whether the Agent, the Forward Seller or the Forward Purchaser has advised or is currently advising either Transaction Entity on other matters) and the Agent, the Forward Seller and the Forward Purchaser have no obligation to either Transaction Entity with respect to such transactions except the obligations expressly set forth in this Agreement or the applicable Forward Contract, (iv) the Agent, the Forward Seller, the Forward Purchaser and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transaction Entities, and (v) the Agent, the Forward Seller and the Forward Purchaser have not provided any legal, accounting, financial, regulatory or tax advice with respect to the transactions contemplated by this Agreement or any Forward Contract, and the Transaction Entities have consulted their own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

(c) Research Analyst Independence. The Company acknowledges that the research analysts and research departments of the Agent, the Forward Seller and the Forward Purchaser are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent, the Forward Seller and the Forward Purchaser are full-service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own account or the account of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d) Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agent [or Forward Seller]:

[●]

[If to the Forward Purchaser:

[●]]

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

2100 L Street, NW

Suite 900

Washington, DC, 20037

Attention: Larry P. Medvinsky; Justin R. Salon

If to either Transaction Entity:

Postal Realty Trust, Inc. 75

Columbia Avenue

Cedarhurst, NY 11516

Attention: Andrew Spodek

with a copy (which shall not constitute notice) to:

Hogan Lovells Cadwalader US LLP

555 Thirteenth Street NW

Washington, D.C. 20004

Attention: James V. Davidson

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d). Notices and other communications under any Forward Contract shall be given in accordance with the notice provisions of such Forward Contract.

(e) Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of Shares or Forward Hedge Shares, as such, from the Agent or the Forward Seller merely by reason of such purchase.

(f) Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(h) Trial by Jury. Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its respective stockholders and Affiliates) and each of the Agent, the Forward Seller and the Forward Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i) Interpretive Letter. The Company agrees and acknowledges that each Forward is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by the applicable Forward Purchaser with respect to such Forward to comply with the Interpretive Letter. Without limiting the foregoing, the Company agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase the Common Shares or securities that are convertible into, or exchangeable or exercisable for, Common Shares during any “restricted period” as such term is defined in Regulation M. In addition, the Company represents that it is eligible to conduct a primary offering of Common Shares on Form S-3, the offering contemplated by this Agreement complies with Rule 415 under the Securities Act, and the Common Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(j) General Provisions. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect thereto; provided that, for the avoidance of doubt, this Agreement does not supersede any Forward Contract, each of which constitutes a separate agreement governed by its own terms. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(k) [Termination of Prior Agreement. Reference is hereby made to the Open Market Sale AgreementSM, dated as of [●], among the Transaction Entities, the Agent [and the Forward Seller and the Forward Purchaser], as applicable (as amended, the “Prior Agreement”). The parties hereto agree that, concurrently with the effectiveness of this Agreement on the date hereof, the Prior Agreement shall automatically terminate, without any further action by the parties thereto, subject to the provisions of Section 7(b) of the Prior Agreement that survive such termination and remain in full force and effect. Each party hereto hereby waives the five (5) Trading Days’ prior written notice required by Section 7(b)(i) of the Prior Agreement in connection with such termination. Notwithstanding such termination, (i) any sale of Shares or Forward Hedge Shares made under the Prior Agreement prior to the effectiveness of such termination shall settle in accordance with the Prior Agreement, (ii) such termination shall not affect the validity, effectiveness or enforceability of any “Forward Contract” (as defined in the Prior Agreement) entered into prior to the effectiveness of such termination, and each such Forward Contract shall remain in full force and effect in accordance with its terms, and (iii) any rights or obligations arising from an “Acceptance” (as defined in the Prior Agreement) occurring prior to the effectiveness of such termination, including any obligation to execute and deliver the related Supplemental Confirmation, shall remain in full force and effect. For the avoidance of doubt, no Issuance Notice may be delivered and no offers or sales of Shares or Forward Hedge Shares may be made under the Prior Agreement on or after the effectiveness of such termination, except to the extent necessary to complete any sale made prior to such effectiveness.]

SECTION 9. RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that the Agent, the Forward Seller or the Forward Purchaser, in each case to the extent it is a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Agent, the Forward Seller or the Forward Purchaser, in each case to the extent it is a Covered Entity, or a BHC Act Affiliate of such party, becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 9, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Immediately Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

POSTAL REALTY TRUST, INC.

By:
	Name:	Stephen Bakke
	Title:	Chief Financial Officer

POSTAL REALTY LP

By: Postal Realty Trust, Inc., its general partner

By:
	Name:	Stephen Bakke
	Title:	Chief Financial Officer

[Signature Page to Sales Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[AGENT / FORWARD SELLER]

By:
Name:
Title:

[FORWARD PURCHASER]

By:
Name:
Title:

[Signature Page to Sales Agreement]

EXHIBIT A

ISSUANCE NOTICE

[DATE]

[BANK]

[ADDRESS]

[ADDRESS]

Attention:

Reference is made to the Sales Agreement, dated as of August 5, 2026 (the “Agreement”), among Postal Realty Trust, Inc. (the “Company”), Postal Realty LP (the “Operating Partnership”), [and] [AGENT] as agent for the Company and/or principal in connection with the offering and sale of Common Shares of the Company (the “Agent”) [and as agent for the Forward Purchaser in connection with the offering and sale of Forward Hedge Shares (the “Forward Seller”), and [FORWARD PURCHASER ENTITY], as purchaser under any Forward Contract (the “Forward Purchaser”) [and, solely with respect to any Contingent Forward, in its capacity as purchaser thereunder (the “Contingent Forward Purchaser”)]]. Capitalized terms used in this Issuance Notice without definition shall have the respective definitions ascribed to them in the Agreement.

This Issuance Notice relates to [an “Issuance”] [a “Non-Contingent Forward”] [a “Contingent Forward”]. In the case of a Contingent Forward, the terms of this Issuance Notice may be amended or supplemented by the applicable Contingent Forward Quote and corresponding Forward Acceptance.

Each of the Transaction Entities confirms that all conditions to the delivery of this Issuance Notice have been satisfied as of the date hereof.

Each of the Transaction Entities represents and warrants that each representation and warranty of such Transaction Entity contained in the Agreement and, to the extent such Transaction Entity is a party thereto, the applicable Master Forward Confirmation is true and correct on the date hereof, and confirms that it has performed all covenants and agreements required to be performed by it under the Agreement and, if applicable, the applicable Master Forward Confirmation on or prior to the date hereof. Each of the Transaction Entities further represents and warrants that the Prospectus, including the documents incorporated by reference therein, and any applicable Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance] [Forward Hedge] Selling Period:		[●]
First Date of [Issuance] [Forward Hedge] Selling Period:		[●]
Maximum Number of [Shares] [Forward Hedge Shares] to be Sold:		[●]
Floor Price (adjustable by Company during the applicable Selling Period, and in no event less than $1.00 per share):	$	[●] per share

[The following term applies only to an Issuance:]
Issuance Amount:	$	[●]

[The following terms apply only to a Forward and, in the case of a Contingent Forward, may be amended or supplemented by the applicable Contingent Forward Quote and corresponding Forward Acceptance:]
Forward Hedge Selling Commission Rate (not to exceed 2.0%):		[●] %
Spread:		[●] basis points
Maturity Date:		[●]
Forward Price Reduction Dates / Amounts:		[●], 20[●] / $[●] [●], 20[●] / $[●] [●], 20[●] / $[●] [●], 20[●] / $[●]

[The following term applies only to a Non-Contingent Forward:]
Forward Hedge Amount:	$	[●]
Initial Stock Loan Rate:		[●] basis points
Maximum Stock Loan Rate:		[●] basis points
Regular Dividend Amounts Per Calendar Quarter:	$	[●]

[The following term applies only to a Contingent Forward:]
Requested Contingent Forward Terms, if any (including any requested Contingency Expiration Dates or schedule, Sales Period Outside Date or other requested commercial parameters):		[●]

Comments: _____________________________________________________________________________________

POSTAL REALTY TRUST, INC., for itself and as general partner of POSTAL REALTY LP

By:
Name:
Title:

EXHIBIT B-1

Form of Non-Contingent Master Forward Confirmation

[See attached]

B-1-1

To:	Postal Realty Trust, Inc.

From:	[DEALER]

Re:	Issuer Share Forward Sale Transactions

Date:	August 5, 2026

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [DEALER] (“Dealer”) and Postal Realty Trust, Inc., (“Counterparty”) in accordance with the terms of the Sales Agreement, dated as of August 5, 2026, among Dealer, [ ], Postal Realty LP (the “Operating Partnership”) and Counterparty (the “Sales Agreement”) on the Trade Dates specified herein (collectively, the “Transactions” and, each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation substantially in the form of Schedule A hereto (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below).

1. Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction to which this Master Confirmation relates will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Dealer and Counterparty with a “Threshold Amount” in respect of Dealer of 3% of the stockholders’ equity of [Dealer] [Dealer’s ultimate parent] and a “Threshold Amount” in respect of Counterparty of USD $100 million (including its equivalent in another currency); provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (y) “Specified Indebtedness” has the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (z) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”).

All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

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2. The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions opposite the caption “Early Valuation” below, the last Trading Day (as defined in the Sales Agreement) of the Forward Hedge Selling Period (as defined in the Sales Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Dealer.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date set forth in the effective Issuance Notice (as defined in the Sales Agreement and amended by any corresponding Forward Acceptance (as defined in the Sales Agreement), if applicable (the “Accepted Issuance Notice”)) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of Class A common stock, par value USD $0.01 per Share, of Counterparty (Ticker: “PSTL”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Sales Agreement) for the Forward Hedge Selling Period for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

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Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date (and, for the avoidance of doubt, the related dividend will be paid on such Shares), the Calculation Agent shall adjust the Forward Price to the extent the Calculation Agent determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable Hedge Positions in respect of the Transaction).

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Forward Hedge Selling Commission Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the rate set forth in the Accepted Issuance Notice for such Transaction; provided that such rate shall not exceed 2.0%.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Sales Agreement) per share of Forward Hedge Shares (as defined in the Sales Agreement) sold on each Trading Day of the Forward Hedge Selling Period (as defined in the Sales Agreement) for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such Sales Price (other than, with respect to the application of the Daily Rate, the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent (including, for the avoidance of doubt, by application of the Daily Rate and any Forward Price Reduction Amount), in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Shares related to such Sales Price are sold (or, for any Sales Price adjusted with respect to any Forward Price Reduction Amount, the related Forward Price Reduction Date after the Trading Day on which the related Forward Hedge Shares were sold for such Sales Price) to, and including, the Effective Date of such Transaction.

Daily Rate:	For any day, the Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) minus the Spread.

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Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate” for such day as displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that, if no such rate appears for such day on such page, Overnight Bank Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date after the first Trading Day of the relevant Forward Hedge Selling Period set forth under the heading “Forward Price Reduction Dates” in the Accepted Issuance Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date of a Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the Accepted Issuance Notice for such Transaction.
Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Cash Settlement Valuation Disruption:	If Cash Settlement is applicable with respect to any Settlement of any Transaction and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine (except in the case of a Disrupted Day that occurs as a result of a Regulatory Disruption, which shall always be a Disrupted Day in full) whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions (as defined below) in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP and the Forward Prices for each Unwind Date during such Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price and the Relevant Forward Price, as applicable, to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

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Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one- hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof. Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than the sixtieth (60th) Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

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Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice: (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares; (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 (“Rule 10b-5”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other provision of the federal securities laws; (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)); (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization; (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and (F) neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) determined based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects) and

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(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A) to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty and taking into account any other Transactions hereunder with an overlapping Unwind Period, be in compliance with the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws, other than as a result of activities by Dealer unrelated to any Transaction, or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

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Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50% of the Initial Forward Price for such Transaction.

Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 2nd Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount equal to the Forward Price for such Transaction on the relevant Settlement Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price for such Settlement.

Cash Settlement:	On the Cash Settlement Payment Date for any Settlement of any Transaction to which Cash Settlement is applicable, if the Forward Cash Settlement Amount for such Settlement is greater than zero, Counterparty shall pay such Forward Cash Settlement Amount to Dealer, and if such Forward Cash Settlement Amount is less than zero, Dealer shall pay to Counterparty the absolute value of such Forward Cash Settlement Amount.

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Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement of any Transaction, subject to “Cash Settlement Valuation Disruption” above, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

For any Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent).

Cash Settlement Payment Date:	For any Settlement of any Transaction to which Cash Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Settlement Price:	For any Cash Settlement of any Transaction, subject to “Cash Settlement Valuation Disruption” above, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD 0.05.

For any Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) during the Unwind Period for such Settlement in connection with unwinding its commercially reasonable hedge position relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent), plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD 0.03.

10b-18 VWAP:	For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share as reported in the composite transactions for United States exchanges and quotation systems for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “PSTL <Equity> AQR SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

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Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption. In such an instance, the Regulatory Disruption shall be deemed to be a Market Disruption Event and, for the avoidance of doubt, such Scheduled Trading Day shall be a Disrupted Day in full. Dealer may exercise its right in respect of any Regulatory Disruption only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant month for such Transaction).

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Regular Dividend Amount:	For each Transaction and for each calendar quarter from and including the calendar quarter in which the first Trading Day of the Forward Hedge Selling Period for such Transaction occurs to and including the calendar quarter in which the Maturity Date occurs, the amount set forth under the heading “Regular Dividend Amounts” in the Accepted Issuance Notice for such Transaction and for such calendar quarter (or, if no such amount is specified, zero), as specified in Schedule I to the Supplemental Confirmation for such Transaction. For the avoidance of doubt, Counterparty may not specify a Regular Dividend Amount in an Accepted Issuance Notice for a particular calendar quarter that exceeds the Forward Price Reduction Amount for the Forward Price Reduction Date that occurs in such calendar quarter (or, if none, that exceeds zero).

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions (as modified herein) to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow, or Loss of Stock Borrow, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%.”

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re- traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or announcement or statement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date.”

B-1-12

Failure to Deliver:	Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position with respect to the relevant Transaction, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the second and third sentences thereof. The Lending Party may not be the Issuer or an affiliate of the Issuer.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

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Early Valuation:

Early Valuation:

For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of (1) a Hedging Event with respect to such Transaction, (2) the declaration by Issuer of an Extraordinary Dividend, or (3) an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, which right shall be, other than in the case of an Event of Default under Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, in lieu of those specified in Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Dealer represents and warrants to and agrees with Counterparty, assuming the accuracy and completeness of the representations of Counterparty hereunder and the compliance with, and satisfaction of, the covenants and undertakings of Counterparty hereunder, that (i) based upon advice of counsel, Dealer (A) does not know of the existence on the first Trading Day of the relevant Forward Hedge Selling Period of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Dealer’s business does not know on the first Trading Day of the relevant Forward Hedge Selling Period of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of such Transaction; and (ii) Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction (1) following the occurrence of an ISDA Event and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to the Counterparty’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction reasonably completed by Dealer shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) in the case of (1), the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period were the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date).

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If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	In respect of any Transaction, the occurrence or existence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party that lends Shares in the amount of the Hedging Shares within the required time period as provided in Section 12.9(b) (iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi) (A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs or exists with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Sales Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price to account for such Hedging Event and any costs or expenses reasonably incurred by Dealer as a result of such Hedging Event.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

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Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to (A) an affiliate of Dealer wholly owned by, wholly owning, or under 100% common control with, Dealer, whose obligations hereunder are fully and unconditionally guaranteed by [Dealer] [Dealer’s Ultimate Parent Company], or (B) an affiliate of Dealer, directly or indirectly wholly owned by, directly or indirectly wholly owning, or under 100% direct or indirect common control with, Dealer, with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer without the consent of Counterparty; provided that (i) at the time of such assignment or transfer, Counterparty would not, as a result of such assignment or transfer, reasonably be expected (A) to be required to pay (including a payment in kind) to such transferee or assignee an amount in respect of an Indemnifiable Tax greater than the amount Counterparty would have been required to pay to Dealer in the absence of such assignment or transfer or (B) to receive a payment (including a payment in kind) from such transferee or assignee an amount less than the amount Counterparty would have been entitled to receive in the absence of such assignment or transfer, (ii) Dealer shall have caused the assignee or transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the transfer complies with the requirements of clause (i) in this paragraph, (iii) any assignee or transferee would be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement, and (iv) such assignment or transfer would not at the time, as a result of such transfer or assignment, reasonably be expected to require Counterparty to take any additional action or incur any additional obligation, cost or expense to ensure the continued fulfillment of Counterparty’s representations, warranties and covenants set forth herein, in each case as to such assignee or transferee.

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Calculation Agent:	Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives reasonably acceptable to Dealer to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary, confidential or may be subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment/Delivery Instructions:	To be provided by Counterparty.

Dealer Payment/Delivery Instructions:	To be provided by Dealer.

Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty.

Dealer’s Contact Details for Purpose of Giving Notice:	[Dealer to provide]

Office:	[Dealer to provide]

3. Effectiveness.

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:

(a) the representations and warranties of Counterparty and the Operating Partnership contained in the Sales Agreement, and any certificate delivered pursuant thereto by Counterparty or the Operating Partnership shall be true and correct on such Effective Date as if made as of such Effective Date;

(b) Counterparty shall have performed all of the obligations required to be performed by it under the Sales Agreement on or prior to such Effective Date;

(c) all of the conditions set forth in Section 5 of the Sales Agreement shall have been satisfied;

(d) the effective date of the Accepted Issuance Notice (the “Placement Date”) shall have occurred as provided in the Sales Agreement;

(e) all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(f) Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and

(g) Counterparty shall, if requested by Dealer prior to the commencement of the Forward Hedge Selling Period, have delivered to Dealer an opinion of Maryland counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a)(i)—(iv) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.

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Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any Forward Hedge Settlement Date (as defined in the Sales Agreement), in connection with Dealer establishing Dealer’s commercially reasonable hedge position in respect of such Transaction Dealer, in Dealer’s sole judgment, Dealer is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Sales Agreement on such Forward Hedge Settlement Date or (y) in Dealer’s sole judgment, Dealer would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

4. Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant,” as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5. Additional Representations and Warranties of Counterparty and the Operating Partnership. The representations and warranties of Counterparty and the Operating Partnership set forth in Section 2 of the Sales Agreement are true and correct as of the date hereof, each Placement Date, each Trade Date for any Transaction and each “Forward Hedge Settlement Date” (as defined in the Sales Agreement), and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 2 of the Sales Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

(a) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b) Counterparty shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c) Counterparty will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer promptly upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice exceeds 0.5% of the number of then-outstanding Shares (or, in the case of the first such notice would result in the aggregate Number of Shares across all Transactions hereunder being equal to or greater than 3.5% of the number of then-outstanding Shares);

(d) it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e) it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

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(f) as of the date hereof and the Trade Date for each Transaction no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer;

(g) as of the date hereof, the Trade Date for each Transaction and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code), nor will Counterparty be rendered “insolvent” as a result of the transactions contemplated hereby and by each Supplemental Confirmation or its performance of the terms hereof or thereof;

(h) it is not as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i) as of the date hereof and the Trade Date for each Transaction, it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons;

(j) Counterparty is, and shall during the terms of the Transactions maintain its status as, a real estate investment trust under the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

(k) IT UNDERSTANDS AS OF THE DATE HEREOF AND AS OF THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS; and

(l) it understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer or any governmental agency.

6. Additional Covenants of Counterparty.

(a) Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) pursuant to the terms of the Interpretive Letter (as defined below), may be used by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to such Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights.

(b) Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1) (i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

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(c) Counterparty acknowledges and agrees that any amendment, modification or waiver of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification or waiver shall be made in good faith and not as part of a plan or scheme to evade the compliance with federal securities laws including, without limitation, Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d) Counterparty shall promptly provide notice thereof to Dealer (i) upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event, an Event of Default or Potential Adjustment Event.

(e) Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates) that would cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 as if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f) Counterparty will not engage in any “distribution” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for any Transaction.

(g) Counterparty shall: (i) not, during any Unwind Period, make, and will use its commercially reasonable efforts to not permit to be made to the extent within its control, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange; (ii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period. Accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

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(h) Counterparty will promptly execute each properly completed Supplemental Confirmation delivered to Counterparty by Dealer.

(i) Counterparty represents to Dealer that Dealer, solely in its capacity as “Forward Purchaser” or “Forward Seller” (each as defined in the Sales Agreement) and solely with respect to its entering into and consummating the transactions contemplated by this Master Confirmation and the Sales Agreement (including any “Forward Contract” thereunder) either (x) will not collectively with the other Forward Purchasers or Forward Sellers under the Alternative Agreements (as defined in the Sales Agreement) be a “Person” (as defined in Counterparty’s Articles of Amendment and Restatement, as amended (the “Charter”)) by virtue of being a member of a “group” (as referenced in the definition of Person in the Charter) with such Forward Purchasers or Forward Sellers or both; or (y) may, without violating Article Seven of the Charter, to the extent necessary to consummate the transactions contemplated by this Master Confirmation and the Sales Agreement (including any “Forward Contract” thereunder), have “Beneficial Ownership” and “Constructive Ownership” of Shares in excess of the related “Common Stock Ownership Limit” (each as defined in the Charter) by virtue of entering into transactions described in Article Seven of the Charter.

7. Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8. Additional Provisions.

(a) Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b) [Reserved].

(c) The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii) the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract,” as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

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(iv) all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(d) Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than 1.2 times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(d) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.

(e) The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).

(f) The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g) [Reserved.]

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(h) Counterparty acknowledges that:

(i) during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transactions;

(ii) Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;

(iv) any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and

(v) each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(i) Counterparty and Dealer agree and acknowledge that: (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract,” as set forth in Section 5-701(b)(1) (b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(j) Counterparty and Dealer agree that, upon the effectiveness of any Accepted Issuance Notice relating to a Non-Contingent Forward (as such term is defined in the Sales Agreement), in respect of the Transaction to which such Accepted Issuance Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

(k) Tax Matters.

(i) For the purpose of Section 3(f) of the Agreement:

(A) Dealer makes the following representations:

(1)	[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2)	It is a [national banking association] [limited liability company] organized and existing under the laws of the [United States of America] [State of Delaware, is treated as a disregarded entity of a New York corporation for United States federal income tax purposes] and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).]

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(B) Counterparty makes the following representations:

(1)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(ii) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax,” as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iii) 871(m) Protocol. The parties agree that the definitions and provisions contained in the ISDA 2015 Section 871(m) Protocol, as published by ISDA and as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”) shall apply to the Agreement as if the parties had adhered to the 871(m) Protocol as of the effective date of the Agreement.

(iv) Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer, and Dealer shall deliver to Counterparty, a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. Additionally, Counterparty or Dealer shall, promptly upon reasonable request by the other party, provide such other tax forms and documents reasonably requested by the other party.

(v) Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction.”

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9. Indemnification. Counterparty and the Operating Partnership agree to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement. Counterparty and the Operating Partnership will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from the Dealer’s breach of any covenant or representation made by Dealer in this Master Confirmation, any Supplemental Confirmation or the Agreement or any willful misconduct, gross negligence or bad faith of any Indemnified Party in performing the services that are subject of any Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty and the Operating Partnership shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty and the Operating Partnership will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim covered by this Section 9 or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty or the Operating Partnership. Counterparty and the Operating Partnership also agree that no Indemnified Party shall have any liability to Counterparty, the Operating Partnership or any person asserting claims on behalf of or in right of Counterparty or the Operating Partnership in connection with or as a result of any matter referred to in this Master Confirmation and any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty or the Operating Partnership result from the Dealer’s breach of any covenant or representation made by the Dealer in this Master Confirmation, any Supplemental Confirmation or the Agreement or any willful misconduct, gross negligence or bad faith of any Indemnified Party in performing the services that are subject of any Transaction. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

10. Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or, with respect to clause (y) below, have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)), Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”), and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction, which shall be notified by Counterparty to Dealer on or promptly following the Trade Date and set forth in the Supplemental Confirmation (such number of Shares, the “Threshold Number of Shares” and such condition, the “Excess NYSE Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Sections 3-601 through 3-603 of the Maryland Code (Corporations and Associations) or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty (including, without limitation, Article Seven of the Charter and any contract or agreement to which Counterparty is a party), in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

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11. Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12. Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6 above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6 above or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13. Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer or an affiliate of Dealer in connection with Dealer’s (or such affiliate’s) hedging activities related to exposure under the Transactions or otherwise in compliance with applicable law.

14. Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

15. Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

16. Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

17. Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18. Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

19. Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS. NOTHING IN THIS PROVISION SHALL PROHIBIT A PARTY FROM BRINGING AN ACTION TO ENFORCE A MONEY JUDGMENT IN ANY OTHER JURISDICTION.

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20. Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transactions, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, as in effect on the Trade Date (including, for the avoidance of doubt, where Counterparty elects Cash Settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting Section 9 hereunder or any damages that may be payable by Counterparty as a result of a breach of this Master Confirmation or any Supplemental Confirmation.

22. Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

23. Other Forward and Similar Dealer Transactions. Counterparty agrees that (x) it shall not cause to occur, or permit to exist, any Forward Hedge Selling Period at any time there is (1) a “Forward Hedge Selling Period” (or equivalent term) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical master forward confirmation) with any financial institution other than Dealer (an “Other Forward Transaction”), (2) any “Unwind Period” (or equivalent term) hereunder under any Other Forward Transaction or under any other issuer forward sale or similar transaction with Dealer (a “Similar Dealer Transaction”) or (3) any other period in which Counterparty directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any sale agreement or equity distribution agreement) (such period, a “Selling Period”) that Counterparty enters into with any financial institution other than Dealer, provided, however, that solely for purposes of clauses (1) and (3) above, a Forward Hedge Selling Period or Selling Period relating solely to an After Hours Block Transaction (as defined in the Sales Agreement) shall be disregarded so long as Counterparty has complied with its obligations under the Sales Agreement in connection with the applicable After Hours Block Transaction, and (y) Counterparty shall not cause to occur, or permit to exist, an Unwind Period at any time there is an “Unwind Period” (or equivalent term) under any Other Forward Transaction or any Similar Dealer Transaction, a “Forward Hedge Selling Period” (or equivalent term) relating to any Transaction, any Other Forward Transaction or any Similar Dealer Transaction, or any Selling Period.

24. Designation by Dealer. Notwithstanding any other provision of this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

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Counterparty hereby agrees (a) to check this Master Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

POSTAL REALTY TRUST, INC.

By:
Name:
Title:

Agreed and accepted with respect to Sections 5 and 9 hereof and Annex A hereto by:

POSTAL REALTY LP

By:
Name:
Title:

[Signature Page to the Forward Sale Confirmation]

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ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a) all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Dealer, such affiliate of Dealer or such potential purchaser, as the case may be, may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation;

(c) as of the date of delivery, Counterparty and the Operating Partnership shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the applicable “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

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SCHEDULE A
SUPPLEMENTAL CONFIRMATION

To:	Postal Realty Trust, Inc.
From:	[DEALER]
Re:	Issuer Share Forward Sale Transaction
Date:	[ ], 20[ ]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [DEALER] (“Dealer”) and Postal Realty Trust, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.  This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of August 5, 2026 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.  The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ], 20[ ]
Effective Date:	[ ], 20[ ]
Maturity Date:	[ ], 20[ ]
Number of Shares:	[ ]
Initial Forward Price:	USD [ ]
Forward Hedge Selling Commission Rate:	[●]%
Spread:	[●]%
Volume-Weighted Hedge Price:	USD [ ]
Threshold Price:	USD [ ]
Initial Stock Loan Rate:	[ ] basis points per annum
Maximum Stock Loan Rate:	[ ] basis points per annum
Threshold Number of Shares:	[ ]

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

B-1-30

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

POSTAL REALTY TRUST, INC.

By:
Name:
Title:

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Schedule I

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:

[ ], 20[ ]	USD	[ ]

[ ], 20[ ]	USD	[ ]

[ ], 20[ ]	USD	[ ]

[ ], 20[ ]	USD	[ ]

REGULAR DIVIDEND AMOUNTS

For any calendar quarter ending on or prior to [  ]:      USD[  ]

For any calendar quarter ending after [  ]:         USD[  ]

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EXHIBIT B-2

Form of Contingent Master Forward Confirmation

[See attached]

B-2-1

[Dealer Name and Address]

Date:	August 5, 2026

To:	Postal Realty Trust, Inc.

75 Columbia Avenue

Cedarhurst, NY 11516

Re:	Master Confirmation – Contingent Forward Transactions

The purpose of this letter agreement (including the terms set forth in Appendix 1, this “Master Confirmation”) is to confirm the terms and conditions for one or more contingent forward transactions that Postal Realty Trust, Inc. (“Company”), will enter into with [Dealer Name] (“Dealer”) from time to time. Each such transaction (a “Transaction”) entered into between Company and Dealer that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Exhibit A hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Company and Dealer mutually agree. This Master Confirmation and a Supplemental Confirmation together shall constitute a “Confirmation” as referred to in the Agreement specified below. The time of any Transaction is available upon request.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Master Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Master Confirmation and a Supplemental Confirmation relate on the terms and conditions set forth below and therein.

1. This Master Confirmation and each Supplemental Confirmation evidence a complete binding agreement between Company and Dealer as to the subject matter and terms of the Transaction to which this Master Confirmation and such Supplemental Confirmation relate, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Master Confirmation and each Supplemental Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Company had executed an agreement in such form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Dealer and Company with a “Threshold Amount” in respect of Dealer of 3% of the stockholders’ equity of [Dealer or Dealer’s ultimate parent] and a “Threshold Amount” in respect of Company of USD $100 million (including its equivalent in another currency); provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (y) “Specified Indebtedness” has the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (z) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”). All provisions contained in the Agreement govern this Master Confirmation and each Supplemental Confirmation except as expressly modified herein or in such Supplemental Confirmation.

If, in relation to any Transaction to which this Master Confirmation and a Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement. The parties hereby agree that no Transaction other than the Transactions to which this Master Confirmation relate shall be governed by the Agreement. This Master Confirmation and the Agreement, together with the Supplemental Confirmation relating to a Transaction, shall constitute the written agreement between Company and Dealer with respect to such Transaction.

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The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer and Company or any confirmation or other agreement between Dealer and Company pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Company, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Company are parties, none of the Transactions shall be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2. Each Transaction is a Contingent Forward Transaction, which shall be considered a Share Forward Transaction for purposes of the Equity Definitions. The terms of a particular Transaction to which this Master Confirmation and a Supplemental Confirmation relate are as follows:

General Terms:

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Maturity Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Seller:	Company

Buyer:	Dealer

Shares:	The shares of Class A Common Stock, par value USD 0.01 per Share, of Postal Realty Trust, Inc. (“Issuer”) (Ticker: “PSTL”)

Components:	Each Transaction will be divided into a number of individual Components equal to the number of Components for such Transaction, each with the terms set forth in this Master Confirmation and the related Supplemental Confirmation, and, in particular, with the Maximum Number of Shares and Contingency Expiration Date set forth in the related Supplemental Confirmation. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Maximum Transaction Number of Shares:	For each Transaction, as set forth in the related Supplemental Confirmation. For the avoidance of doubt, the Maximum Transaction Number of Shares for any Transaction shall not exceed the number of Shares introduced into the public markets by Forward Hedge Seller (as defined below) in connection with the Initial Hedge Position in respect of such Transaction pursuant to the Sales Agreement.

Transaction Number of Shares:	For each Transaction, initially zero; and subject to increase from time to time pursuant to the terms set forth under “Contingency Provisions” below. The Calculation Agent shall promptly notify Company of any change in the Transaction Number of Shares and the Maximum Number of Shares for each Component of such Transaction from time to time.

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Maximum Number of Shares:	With respect to each Component of a Transaction, the Maximum Transaction Number of Shares divided by the number of Components for such Transaction (rounded using a rounding convention determined by the Calculation Agent, with any remainder allocated to the final Component of such Transaction), as specified in the related Supplemental Confirmation. For the avoidance of doubt, the Maximum Number of Shares for any Component of a Transaction shall, if applicable, be reduced from time to time pursuant to terms set forth under “Contingency Provisions” below.

Initial Forward Price:	For each Transaction, initially as set forth in the related Supplemental Confirmation. The Initial Forward Price shall be decreased by the Forward Price Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” on the corresponding Forward Price Reduction Dates set forth therein that occur on or before the Contingency Completion Date for such Transaction.

Forward Price:	For each Transaction:

(a)	from and including the Trade Date for such Transaction up to, and including the Scheduled Trading Day on which the sum of the Maximum Number of Shares with respect to all Components of such Transaction is reduced to zero (“Contingency Completion Date”), the product of (i) the Initial Forward Price for such Transaction and (ii)(A) one (1) minus (B) the Forward Hedge Selling Commission Rate; and

(b)	on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of one and the Daily Rate for such day. The Forward Price shall be decreased by the Forward Price Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” on the corresponding Forward Price Reduction Dates set forth therein that occur after the Contingency Completion Date for such Transaction.

Forward Hedge Selling Commission Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) for such day minus (b) the Spread divided by (ii) 360.

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Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Price Reduction Dates:	For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date in the Supplemental Confirmation.

Contingency Premium:	For all Components comprising a Transaction, as set forth in the related Supplemental Confirmation.

Contingency Premium Payment Date:	For each Transaction, the later of (i) the second Currency Business Day following the Trade Date for such Transaction and (ii) the first Currency Business Day following the date on which Company executes the related Supplemental Confirmation evidencing such Transaction.

It shall be a condition to Dealer’s obligation to pay to Company the Contingency Premium on the Contingency Premium Payment Date that Company shall have satisfied (or caused to have satisfied) each of the conditions set forth in Section 8 of this Master Confirmation.

Initial Share Price:	For each Transaction, unless otherwise agreed between the parties, the volume-weighted average price per Share at which Forward Hedge Seller establishes the initial hedge of the equity price risk undertaken by Dealer with respect to the Maximum Transaction Number of Shares for such Transaction during the Forward Hedge Selling Period (as defined in the Sales Agreement) by selling Shares in transactions effected under the Prospectus (as defined in the Sales Agreement), net of any sales commissions or other discounts as set forth in the Sales Agreement, in amounts and at times determined by Dealer (or Forward Hedge Seller) but pursuant to commercially reasonable instructions or parameters (e.g., limit prices) as Company may notify Dealer from time to time (and Dealer will use good faith efforts to comply with any such instructions or parameters, subject to market conditions, and subject to applicable legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer), and as set forth in the Supplemental Confirmation. The number of Shares comprising Dealer’s initial hedge is referred to herein as the “Initial Hedge Position”.

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Sales Agreement:	The Sales Agreement, dated August 5, 2026, by and among Company, as company, Postal Realty LP, as operating partnership, Dealer, as forward purchaser, [forward seller], as agent (“Forward Hedge Seller”) and the other parties party thereto.

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company (“DTC”)

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Contingency Provisions:

In respect of any Component:

Contingency:	On any Scheduled Trading Day from, and including, the Trade Date to, and including, the Contingency Expiration Date for such Component between 9:00 a.m. (New York City time) and 7:00 p.m. (New York City time), Dealer may, from time to time, designate any number of Shares with respect to such Component (the “Designated Shares” and each such Scheduled Trading Day on which such designation occurred, a “Contingency Exercise Date”) up to the then-Maximum Number of Shares with respect to such Component, in which case the Transaction Number of Shares with respect to the relevant Transaction shall be increased by such number of Designated Shares and the Maximum Number of Shares for such Component shall be reduced by such number of Designated Shares; provided that, unless Dealer notifies Company otherwise by 9:00 a.m. (New York City time) on the Scheduled Trading Day immediately following such Contingency Expiration Date), if the Reference Price is greater than the Initial Forward Price, Dealer shall be deemed to have designated Designated Shares equal to the then-Maximum Number of Shares with respect to such Component. For the avoidance of doubt, subject to the immediately preceding proviso, Dealer’s right to designate any Designated Shares with respect to any then-Maximum Number of Shares shall be deemed to have expired as of 7:00 p.m. (New York City time) on such Contingency Expiration Date, and the Maximum Number of Shares with respect to such Component shall be reduced to zero. At any time, the portion of the relevant Transaction corresponding to the Transaction Number of Shares is referred to herein as the “Contingency Exercised Portion,” and the remaining portion is referred to herein as the “Remaining Contingency Portion.”

Contingency Expiration Dates:	As set forth in the related Supplemental Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already a Contingency Expiration Date for another Component under any Transaction).

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Reference Price:	The official closing price of a Share on the relevant Contingency Expiration Date published on Bloomberg Page “<PSTL US EQUITY> <HP>” (or any successor page thereto), or if such price is not so reported on such date for any reason or is manifestly erroneous, the Reference Price on such Contingency Expiration Date shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and replacing the words “or (iii) an Early Closure” with “(iii) an Early Closure that the Calculation Agent determines is material, or (iv) a Regulatory Disruption, in each case at any time on any Scheduled Trading Day during the period commencing on, and including, the Trade Date of the relevant Transaction to, and including, the Contingency Expiration Date of such Component (such period, the “Term of a Component”) or during any Unwind Period”.

The definition of “Early Closure” in Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Notwithstanding the second and third sentences of Section 3.1(f) of the Equity Definitions, if any Scheduled Trading Day during the Term of a Component is a Disrupted Day, then Dealer may postpone the Contingency Expiration Date specified in the related Supplemental Confirmation for such Transaction to a Scheduled Trading Day determined by Dealer.

Regulatory Disruption:	Any event that Dealer, in its discretion, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or its affiliates), for Dealer to refrain from or decrease any market activity in connection with the relevant Transaction. Whenever a Regulatory Disruption occurs, Dealer shall notify Company of such occurrence as soon as reasonably practicable under the circumstances; provided that Dealer shall not be required to communicate to Company the reason for Dealer’s exercise of its rights pursuant to this provision if Dealer reasonably determines in good faith that disclosing such reason may result in a violation of any legal, regulatory, or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer).

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Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Contingency Completion Date for any Transaction and up to and including the Maturity Date for such Transaction that is either:

(a)	designated by Company as a “Settlement Date” with respect to any Component by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no later than (i) 12:00 p.m. (New York City time) (or such later time agreed between the parties) on the Scheduled Trading Day immediately prior to such Settlement Date, which may be such Maturity Date, if Physical Settlement applies, and (ii) [60] Scheduled Trading Days prior to such Settlement Date, which may be such Maturity Date but shall not be earlier than the [60th] Scheduled Trading Day following the Contingency Completion Date for such Transaction, if Cash Settlement or Net Share Settlement applies; provided that, with respect to Cash Settlement or Net Share Settlement, if Dealer shall fully unwind its hedge with respect to the portion of the Transaction Number of Shares for such Transaction to be settled during an Unwind Period by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Dealer may, by written notice to Company, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date (with prior notice to Company at least one Scheduled Trading Day prior to such specified Settlement Date); or

(b)	designated by Dealer as a “Settlement Date” pursuant to “Termination Settlement” provisions of Section 8(f) below;

provided that such Maturity Date will be a Settlement Date if on such date the Transaction Number of Shares for such Transaction for which a Settlement Date has not already been designated is greater than zero.

Settlement Shares:	(a) With respect to any Settlement Date other than the Maturity Date for such Transaction, the number of Shares designated as such by Company in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Section 8(f) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Transaction Number of Shares for such Transaction at that time, and (ii) in the case of designation by Company, the aggregate number of Shares designated as such by Company with respect to such Transaction be at least equal to the lesser of [100,000] and the Transaction Number of Shares for such Transaction at that time, in each case determined taking into account pending Settlement Shares; and

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(b) with respect to the Settlement Date on the Maturity Date for such Transaction, a number of Shares equal to the Transaction Number of Shares for such Transaction at that time;

in each case with the Transaction Number of Shares for such Transaction determined taking into account pending Settlement Shares.

Settlement Method:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Company as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any restrictions on Dealer resulting from any Overlap Unwind Period (as defined below)) (A) in a manner that, in the reasonable discretion of Dealer, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 or (B) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period and (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Section 8(f) below); provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Company at least one Scheduled Trading Day prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Company that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless (i) Company delivers to Dealer with such Settlement Notice representations, dated as of the date of such Settlement Notice and signed by Company, in the form set forth in “Settlement Method Election Representations” below and (ii) the same Settlement Method is specified to be applicable for all Components of a Transaction designated in such Settlement Notice.

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Settlement Method Election
Representations:	(A) Company is not aware of any material nonpublic information concerning itself or the Shares, (B) Company is electing Cash Settlement or Net Share Settlement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) it is not making such election to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), (D) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Company, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Company with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (E) Company will be able to purchase the number of Shares equal to the greater of (x) the number of Settlement Shares designated in the relevant Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Forward Price(s) for such Cash Settlement or Net Share Settlement, in compliance with the laws of Company’s jurisdiction of organization in accordance with its organizational documents and the required corporate approvals thereunder (if any).

Physical Settlement:	If Physical Settlement is applicable, then Company shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Company, by wire transfer of immediately available funds to an account designated by Company, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Company to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Company in respect of the Deferred Shares shall be reduced by the corresponding Forward Price Reduction Amount set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price for such Transaction in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

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Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Company. If the Cash Settlement Amount is a negative number, Company will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a)	(i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices for such Transaction on each day during the applicable Unwind Period (calculated assuming no reduction to such Forward Prices for such Transaction for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Transaction Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)	the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Company equal to the Net Share Settlement Shares, or (ii) negative number, Company shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Company, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

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Unwind Period:	The period from and including the first Exchange Business Day following the date Company validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Exchange Business Day preceding such Settlement Date, subject to “Other Forwards” as described in 8(d) below and “Termination Settlement” as described in Section 8(f) below.

Other Applicable Provisions:	To the extent Dealer or Company is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Company is the issuer of the Shares.

Share Adjustments; Dividends:

Method of Adjustment:	Calculation Agent Adjustment. For the avoidance of doubt, in making any adjustments under the Equity Definitions, the Calculation Agent may make commercially reasonable adjustments, if any, to any one or more of the Initial Forward Price, the Forward Price, the Maximum Number of Shares for any Component and the Transaction Number of Shares. Notwithstanding the foregoing, any cash dividends or distributions on the Shares, whether or not extraordinary, shall be governed by the provisions of “Dividend Adjustment” below in lieu of Article 10 or Section 11.2(c) of the Equity Definitions with respect to the Remaining Contingency Portion of each Transaction or by the provisions of “Acceleration Events” and “Termination Settlement” as described in Section 8(e) and Section 8(f), respectively, below with respect to the Contingency Exercised Portion of such Transaction.

Dividend Adjustment:	If at any time during the period from, and including, a Forward Price Reduction Date for a Transaction to, but excluding, the succeeding Forward Price Reduction Date, an ex-dividend date for any cash dividend occurs with respect to the Shares (an “Ex-Dividend Date”), and that dividend, together with any and all other cash dividends with an ex-dividend date occurring during the same period, is greater than the Forward Price Reduction Amount corresponding to such Forward Price Reduction Date on a per Share basis, then the Calculation Agent will adjust one or more of the Initial Forward Price, the Maximum Number of Shares for any Component of such Transaction or any other variable relevant to the valuation, exercise, settlement, payment or other terms of such Component to preserve the fair value of the Remaining Contingency Portion of the Transaction to Dealer after taking into account such dividend.

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Extraordinary Events:	Notwithstanding anything to the contrary in the Equity Definitions, with respect to the Remaining Contingency Portion of any Transaction, the consequences of any Extraordinary Event or any Announcement Event shall be as specified below in this Section 2 of this Master Confirmation, and with respect to the Contingency Exercised Portion of such Transaction, the consequences of any Extraordinary Event shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Section 8(e) and Section 8(f), respectively.

New Shares:	Section 12.1(i) of the Equity Definitions is hereby amended (a) by deleting the text in clause (i) thereof in its entirety (including the word “and” following clause (i)) and replacing it with the phrase “publicly quoted, traded or listed (or whose related depositary receipts are publicly quoted, traded or listed) on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors)” and (b) by inserting immediately prior to the period the phrase “and (iii) of an entity or person that is a corporation organized under the laws of the United States, any State thereof or the District of Columbia that also becomes Company under the applicable Transaction following such Merger Event or Tender Offer”.

Consequence of Merger Events:

Merger Event:	Applicable

Share-for-Share:	Cancellation and Payment

Share-for-Other:	Cancellation and Payment

Share-for-Combined:	Cancellation and Payment

Consequence of Tender Offers:

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%.”

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Modified Calculation Agent Adjustment

Share-for-Combined:	Modified Calculation Agent Adjustment

Composition of Combined
Consideration:	Not Applicable; provided that, notwithstanding Sections 12.1 and 12.5(b) of the Equity Definitions, to the extent that the composition of the consideration for the relevant Shares pursuant to a Tender Offer or Merger Event could be determined by a holder of the Shares, the Calculation Agent will determine such composition.

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Announcement Event:	If (i) an Announcement Date occurs in respect of any event or transaction that would, if consummated, lead to a Merger Event (for purposes of this and related provisions, the definition of Merger Event shall be read with the references therein to “100%” being replaced by “30%” and references to “50%” being replaced by “75%” and without reference to the clause beginning immediately following the definition of Reverse Merger therein to the end of such definition), a Tender Offer, or other acquisition or disposition by Company or its subsidiaries where the aggregate consideration or value exceeds 30% of the market capitalization of Company as of the Announcement Date (such other acquisition or disposition, a “Significant Transaction”) or (ii) there is a public announcement or statement by Company of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertakings that may include, a Merger Event, Tender Offer or Significant Transaction, or any subsequent announcement or statement of a change to such intention (the occurrence of (i) or (ii), an “Announcement Event”), as determined by the Calculation Agent, then the “Consequences of Announcement Event” set forth below shall apply in respect of such Announcement Event. For purposes of any Transaction, a Significant Transaction shall be an Extraordinary Event.

Announcement Date:	The definition of “Announcement Date” in Section 12.1(l) of the Equity Definitions is hereby amended by (i) adding the words “or a Significant Transaction” immediately following the words “Merger Event” in the second and third lines thereof, (ii) replacing the words “a firm” with the word “any” in the second and fourth lines thereof, (iii) replacing the word “leads to the” with the words “would, if consummated, lead to a” in the third and the fifth lines thereof, (iv) adding after the words “voting shares” in the fifth line thereof the words “, voting power or Shares”, (v) inserting the words “by Company, a subsidiary, affiliate or agent or representative of Company, or any Valid third-Party Entity” after the word “announcement” in the second and the fourth lines thereof and (vi) inserting the words “, as determined by the Calculation Agent, or any subsequent public announcement of a change to such transaction or intention (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuance of, such a transaction or intention)” at the end of each of clauses (i) and (ii) thereof.

Valid Third-Party Entity:	In respect of any potential transaction, any third party that the Calculation Agent determines has a bona fide intent and capacity to enter into or consummate such transaction, or any subsidiary, affiliate, agent or representative of such third party (it being understood and agreed that in determining whether such third party has such a bona fide intent and capacity, the Calculation Agent shall take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

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Consequences of Announcement Event:	With respect to any Announcement Event, if the Calculation Agent determines that the economic effect of such Announcement Event is material and that making the relevant adjustment would be commercially reasonable, the Calculation Agent shall determine the economic effect of such Announcement Event on the theoretical value of each Component of the Transaction to Dealer (including without limitation any change in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) (i) one or more times on or after the relevant Announcement Date or other date of announcement and (ii) on the Contingency Expiration Date or any earlier date of termination or cancellation for such Component and, in the case of clause (i) or (ii), (x) the Calculation Agent shall adjust the terms of such Component to account for such economic effect and determine the effective date of such adjustment or (y) if the Calculation Agent determines, on or after the Announcement Date or other date of announcement, that no adjustment it could make under clause (x) above is likely to produce a commercially reasonable result, shall notify the parties that such Component of the Transaction will be terminated, in which case the amount payable upon such termination will be determined pursuant to the terms of this Master Confirmation as if such Announcement Event were an Extraordinary Event to which Cancellation and Payment were applicable. For the avoidance of doubt, any such adjustment shall be without prejudice to the application of the provisions set forth in the preceding sentence, “Consequences of Merger Events” or “Consequences of Tender Offers” with respect to any other Announcement Date in respect of the same event or transaction, or, if the related Merger Date or Tender Offer Date occurs on or prior to the Contingency Expiration Date or earlier date of termination or cancellation for such Component, with respect to the related Merger Event or Tender Offer; provided that any such adjustment shall be taken into account by the Calculation Agent or the Determining Party, as the case may be, in determining any subsequent adjustment to the terms of the Transaction, or in subsequently determining any payment amount, Cancellation Amount or Early Termination Amount, as the case may be, on account of any related Announcement Date, Merger Event or Tender Offer.

Nationalization, Insolvency or Delisting:	Cancellation and Payment; provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.

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Limitation on Certain Adjustments:	Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, no adjustment as a result of a Potential Adjustment Event (other than a Potential Adjustment Event described in Section 11.2(e)(i) or (ii)(A) of the Equity Definitions) or an Extraordinary Event shall increase the Maximum Transaction Number of Shares. Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, if the Calculation Agent determines that no such adjustment that it could make in accordance with the preceding sentence will produce a commercially reasonable result, then the Calculation Agent may notify the parties that the consequence of such event shall be the termination of such Transaction, in which case “Cancellation and Payment” will be deemed to apply and any payment to be made by one party to the other shall be calculated in accordance with Section 12.7 of the Equity Definitions.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (ii) deleting the words “a party to such Transaction” in the fifth line thereof and replacing them with the words “Dealer”, (iii) replacing the word “Shares” with “Hedge Positions” in the sixth line thereof, (iv) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” and (v) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating to,” after the word “under” in clause (Y) thereof.

Failure to Deliver:	Not Applicable

Insolvency Filing:	Applicable

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Hedging Disruption:	Applicable; provided that:

(i)	Section 12.9(a)(v) of the Equity Definitions is hereby amended by (a) inserting the following words at the end of clause (A) thereof: “in the manner contemplated by the Hedging Party on the Trade Date” and (b) inserting the following two phrases at the end of such Section:

“For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and

(ii)	Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

Increased Cost of Hedging:	Applicable

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	200 basis points

Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	25 basis points

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer; provided that when making any determination as “Determining Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Master Confirmation as if Determining Party were the Calculation Agent.

Non-Reliance:	Applicable

Agreements and Acknowledgments

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

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3.	Calculation Agent. Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, the Company shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives reasonably acceptable to Dealer to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Company, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to the Company by e-mail to the e-mail address provided by the Company in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary, confidential or may be subject to contractual, legal or regulatory obligations to not disclose such information.

4.	Account Details.

(a)	Account for payments to Company:

To be advised.

Account for delivery of Shares from Company:

To be advised.

Account for delivery of Shares to Company:

To be advised.

(b)	Account for payments to Dealer:

To be advised.

Account for delivery of Shares from Dealer:

To be advised.

Account for delivery of Shares to Dealer:

To be advised.

5.	Offices.

(a)	The Office of Company for the Transactions is: Inapplicable, Company is not a Multibranch Party.

(b)	The Office of Dealer for the Transactions is: [New York].

6.	Notices.

(a)	Address for notices or communications to Company:

Postal Realty Trust, Inc.

75 Columbia Avenue

Cedarhurst, NY 11516

Attn: [●]

Email: [●]

Telephone: [(516) 295-7820]

Facsimile: [●]

With a copy to (which copy shall not constitute notice):

[●]

(b)	Address for notices or communications to Dealer:

[Dealer’s notice details]

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7.	Representations and Warranties of Company. Company hereby represents and warrants to, and agrees with, Dealer on the date hereof, on the Trade Date for each Transaction, any day on which it makes any election in respect of any Transaction, including any election of Cash Settlement or Net Share Settlement (unless another date or dates are specified below) as follows:

(a) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Company of this Master Confirmation and each Supplemental Confirmation hereunder and the consummation of such Transaction (including, without limitation, the delivery of Shares on the Settlement Dates) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(b) A number of Shares equal to the Maximum Transaction Number of Shares for such Transaction have been reserved for issuance by all required corporate action of Company. The Shares issuable under such Transaction have been duly authorized and, when delivered against payment therefor and otherwise as contemplated by the terms of such Transaction following the settlement of such Transaction in accordance with the terms and conditions of such Transaction, will be validly issued, fully-paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(c) Company is not, and after giving effect to such Transaction will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(d) Company is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).

(e) (A) Company is not aware of any material nonpublic information regarding Company or the Shares and (B) Company is not entering into such Transaction nor making any election thereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f) No federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act and Article VII of Company’s Articles of Incorporation, as amended and supplemented (the “Charter”).

(g) Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million.

(h) Company (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into such Transaction; (B) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transactions; and (C) is entering into such Transaction for a bona fide business purpose.

(i) The assets of Company do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

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(j) As of such date and as of each Settlement Date for such Transaction, Company is not and will not be insolvent, nor will Company be rendered insolvent as a result of such Transaction or its performance of the terms hereof.

(k) Company understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(l) Company will, by the next succeeding Scheduled Trading Day, notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default with respect to Company, a Potential Event of Default with respect to Company or a Potential Adjustment Event.

(m) Dealer is not acting as a fiduciary for or an adviser to Company in respect of such Transaction.

(n) As of (i) the date hereof and (ii) such Trade Date, Company is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(o) In connection with this Master Confirmation and the Transactions, it is an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act.

(p) COMPANY UNDERSTANDS THAT THE TRANSACTIONS HEREUNDER ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

(q) To the extent the parties have agreed (which for the avoidance of doubt may be agreed by phone call or email) to enter into a Transaction, Company shall execute a Supplemental Confirmation specifying such agreed terms and conditions of such Transaction as promptly as practicable following receipt of such Supplemental Confirmation from Dealer.

(r) Ownership positions of Company’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VII of the Charter.

8.	Other Provisions.

(a) Conditions to Dealer’s Obligations. Notwithstanding anything to the contrary in this Master Confirmation or the Agreement, Dealer’s obligations with respect to a Transaction shall be subject to the satisfaction or waiver by Dealer of the following conditions:

(i) The representations and warranties of Company contained herein and in the Agreement (including as may be modified herein) shall be true and correct as of the Trade Date for such Transaction;

(ii) Company shall have performed all of the covenants and obligations to be performed by Company on or prior to the Trade Date for such Transaction under the Agreement (including as may be modified herein) and hereunder;

(iii) Company shall have executed the related Supplemental Confirmation for such Transaction;

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(iv) The representations and warranties of Company contained in the Sales Agreement and any certificate delivered pursuant thereto by Company shall be true and correct as of the Trade Date for such Transaction;

(v) Company has performed all of the obligations required to be performed by it under the Sales Agreement on or prior to the Trade Date for such Transaction; and

(vi) all of the conditions set forth in Section 5 of the Sales Agreement shall have been satisfied.

(b) Limitations.

(i) If at any time on any day on or after the Trade Date for a Transaction, (i) Dealer determines that the number of Shares Dealer or its affiliates theoretically would be short in order to hedge the equity price risk of such Transaction (such number of Shares, the “Theoretical Delta”) exceeds the total number of Shares then sold under the Prospectus as contemplated in the Sales Agreement and (ii) such day is a Suspension Day, then Dealer shall notify Company of the existence of such excess delta and Dealer shall have the right to adjust the terms of the Transaction as it determines appropriate to preserve the fair value of the Transaction to Dealer. A “Suspension Day” means any day (i) on which for any reason, the Prospectus contemplated by the Sales Agreement ceases to satisfy the requirements of the Sales Agreement, (ii) on which Dealer has not received the deliverables contemplated by Section 5 of the Sales Agreement or with respect to which Company has not satisfied its obligations under Section [4]1 of the Sales Agreement, in each case in form and substance satisfactory to Dealer or (iii) the Company, the Forward Hedge Seller or Dealer suspended any sale of Shares pursuant to Section 3(b)(xi) of the Sales Agreement.

(ii) If, during the period from the Trade Date for a Transaction to the Sales Period Outside Date (as defined below) for such Transaction Dealer or its affiliates have, in connection with such Transaction, sold a number of Shares under the Prospectus as contemplated by the Sales Agreement that is less than the Maximum Transaction Number of Shares (such number of Shares, the “Sold Number of Shares”) for any reason, then Dealer may notify Company that it will reduce the Maximum Transaction Number of Shares for such Transaction to the Sold Number of Shares (in which case the Maximum Number of Shares for each Component shall be proportionally reduced) and make any other adjustments to the terms of the Transaction as it determines appropriate to reflect such reduction (including, without limitation, to account for any losses or costs incurred by Dealer or its affiliates as a result of its establishing, maintaining, terminating or liquidating any related Hedge Position or related trading position in connection with such reduction). “Sales Period Outside Date,” with respect to a Transaction, has the meaning given to such term in the Supplemental Confirmation for such Transaction.

(iii) Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any “Forward Hedge Settlement Date” (as defined in the Sales Agreement), in connection with Dealer establishing Dealer’s commercially reasonable hedge position in respect of such Transaction Dealer, in Dealer’s sole judgment, Dealer is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Sales Agreement on such Forward Hedge Settlement Date or (y) in Dealer’s sole judgment, Dealer would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, then Dealer may notify Company that it will reduce the Maximum Transaction Number of Shares for such Transaction (in which case the Maximum Number of Shares for each Component shall be proportionally reduced) and make any other adjustments to the terms of the Transaction as it determines appropriate to reflect such reduction (including, without limitation, to account for any losses or costs incurred by Dealer or its affiliates as a result of its establishing, maintaining, terminating or liquidating any related Hedge Position or related trading position in connection with such reduction).

(c) Reserved.

[1]	NTD: Company obligations

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(d) Other Forwards. Dealer acknowledges that Company has entered or may enter into one or more other forward transactions for its Shares during the term of any Transaction pursuant to one or more other Forward Contracts (as defined in the Sales Agreement) with Forward Purchaser(s) (as defined in the Sales Agreement) other than Dealer (each, an “Other Forward”). Dealer and Company agree that if Company designates a Settlement Date, or if a Settlement Date occurs, in each case with respect to any Other Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for such Transaction (the “Overlap Unwind Period”), Company shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.), and corresponding adjustments shall be made to the Exchange Business Days comprising such Unwind Period, including for purposes of determining the Unwind Price(s).

(e) Acceleration Events. The occurrence of the following events following the first Contingency Exercise Date for any Transaction shall each constitute an “Acceleration Event” with respect to the Contingency Exercised Portion (but not, for the avoidance doubt, with respect to any Remaining Contingency Portion) of such Transaction:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under the Contingency Exercised Portion of such Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a Stock Loan Fee to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under the Contingency Exercised Portion of such Transaction that is greater than a rate equal to the Maximum Stock Loan Rate for such Transaction (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. Company declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with such first Contingency Exercise Date being deemed a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the corresponding Forward Price Reduction Amount set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” for the first such Forward Price Reduction Date, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Company as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Company has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

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(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date for each applicable Transaction; or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Company constituent documents that for any reason is, or after the Trade Date for such applicable Transaction becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date for such applicable Transaction) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(f) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply with respect to the Contingency Exercised Portion of the relevant Transaction, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Company fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Company as the sole Defaulting Party and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Company, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Company has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.

(g) Additional Adjustment. If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Transaction Number of Shares to hedge in a commercially reasonable manner its exposure to the Contingency Exercised Portion of the applicable Transaction exceeds a weighted average rate equal to the Initial Stock Loan Rate, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to the Initial Stock Loan Rate during such Scheduled Trading Day. The Calculation Agent shall notify Company prior to making any such adjustment to the Forward Price.

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(h) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the U.S. Bankruptcy Code in respect of the Company following the first Contingency Exercise Date for any Transaction (a “Bankruptcy Termination Event”), the Contingency Exercised Portion of such Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that such Transaction is a contract for the issuance of Shares by the Company.

(i) Company and Dealer agree that, upon the delivery of any “Issuance Notice” (as defined in the Sales Agreement) relating to a Forward by Company, in respect of the Transaction to which such Issuance Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction, including, without limitation, Dealer’s right to designate a Termination Settlement Date in respect of such Transaction pursuant to the “Termination Settlement” provisions of Paragraph 8(f) and the termination of such Transaction following any Bankruptcy Termination Event as described in Paragraph 8(h)) shall govern, and be applicable to, such Transaction as of the first Exchange Business Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Exchange Business Day. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Acceleration Event that does not constitute a Bankruptcy Termination Event, and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Company’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Dealer (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Agent sold Forward Hedge Shares for such Transaction) shall, notwithstanding the provisions under Paragraph 7(a) above, be deemed to be immediately effective.

[Signature page follows.]

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Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between Dealer and Company with respect to any Transaction contemplated by this Master Confirmation and return to us.

Yours faithfully,

[dealer name]

By:
Name:
Title:

Agreed and Accepted By:

POSTAL REALTY TRUST, INC.

By:
Name:
Title:

[Signature Page to Contingent Forward Master Confirmation]

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APPENDIX 1

ADDITIONAL PROVISIONS

(a) Interpretive Letter. The parties intend that this Master Confirmation and each Supplemental Confirmation hereunder constitute a “contract” as described in the letter dated October 6, 2003 submitted by Robert Reeder and Leslie Silverman to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).

(b) Regulation M. Company agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M arising from transactions contemplated by the Sales Agreement and that neither it nor any affiliated purchaser will engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur on any Contingency Exercise Date or during any Unwind Period. In addition, Company represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(c) Agreements and Acknowledgments regarding Shares.

(i) In addition to the representations in Section 9.11 of the Equity Definitions, Company agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, and that such Shares will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(ii) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

(iii) Company shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Company or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Company shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Company makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly (but in any event prior to the next opening of the regular trading session of the Exchange) deliver to Dealer following the making of any such announcement information indicating (A) Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. Such written notice shall be deemed to be a certification by Company to Dealer that such information is true and correct. In addition, Company shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Company acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Company acknowledges that its delivery of such notice shall comply with the standards set forth above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to Company and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

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(v) Company shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Company or any of its affiliates, or any purchases by a party to a derivative transaction with Company or any of its affiliates), either under this Master Confirmation, any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliated purchasers in connection with any Cash Settlement or Net Share Settlement of any Component of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Company.

(d) Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating (i) the Close-Out Amount pursuant to Section 6 of the Agreement and (ii) the amount due upon cancellation or termination of any Transaction (whether in whole or in part) pursuant to Article 12 of the Equity Definitions as a result of an Extraordinary Event, Dealer may (but need not) determine such amount based on (A) expected losses assuming a commercially reasonable (including, without limitation, with regard to reasonable legal and regulatory guidelines) risk bid were used to determine loss or (B) the price at which one or more market participants would offer to sell to or buy from, as applicable, Dealer a block of Shares equal in number to Dealer’s hedge position in relation to any Transaction.

(e) Designation. Notwithstanding any other provision of this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Company only to the extent of any such performance.

(f) Transfer or Assignment. Company may not transfer any of its rights or obligations under the Transaction without the prior written consent of Dealer. Notwithstanding any provision of the Agreement to the contrary, Dealer shall be entitled to transfer or assign its rights and obligations hereunder and under any Credit Support Document to any of its affiliates (a “Designated Transferee”); provided that (1) the credit rating of the Designated Transferee or its guarantor (whichever is higher) is not lower than the rating of Dealer (or any Dealer guarantor) at the time of such transfer or assignment; (2) no Event of Default or Termination Event will occur as a result of such transfer or assignment; (3) as a result of any such transfer or assignment, Company will not (A) be required to pay the transferee or assignee of such rights or obligations on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than the amount, if any, that Company would have been required to pay Dealer in the absence of such transfer or assignment, or (B) receive from the transferee or assignee on any payment date an amount under Section 2(d)(i)(4) of the Agreement that is less than the amount that Company would have received from Dealer in the absence of such transfer or assignment; and (4) the transferee or assignee shall provide Company with a complete and accurate U.S. Internal Revenue Service Form W-9 or W-8 (as applicable) prior to becoming a party to the Transaction. If at any time at which (A) the Section 16 Percentage exceeds 4.5%, (B) the Transaction Equity Percentage exceeds 9.0%, or (C) the Share Amount exceeds the Post-Effective Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), Dealer is unable after using its commercially reasonable efforts to effect a transfer or assignment of any Transaction to a third party on pricing terms reasonably acceptable to Dealer and within a time period reasonably acceptable to Dealer such that no Excess Ownership Position exists, then Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Remaining Contingency Portion (but not, for the avoidance of doubt, with respect to any Contingency Exercised Portion) of any Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Dealer so designates an Early Termination Date with respect to a Terminated Portion, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of the Remaining Contingency Portion of a Transaction having terms identical to the Remaining Contingency Portion of the relevant Transaction and the Maximum Number of Shares for each Component equal to the Maximum Number of Shares for each Component underlying the Terminated Portion, (2) Company were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction (and, for the avoidance of doubt, the provisions of Paragraph (k) below shall apply to any amount that is payable by Company to Dealer pursuant to this sentence as if Company was not the Affected Party). The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Transaction Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the aggregate of the Maximum Transaction Number of Shares for all Transactions outstanding under this Master Confirmation as of such day and (2) the aggregate number of Shares underlying any other issuer forward transactions or warrant transactions between Dealer and Company, and (B) the denominator of which is the number of Shares outstanding.

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(g) Severability; Illegality. If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of such Transaction shall not be invalidated, but shall remain in full force and effect.

(h) Waiver of Trial by Jury. EACH OF COMPANY AND DEALER HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS OR OTHER EQUITY HOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE AGREEMENT, THIS MASTER CONFIRMATION, ANY SUPPLEMENTAL CONFIRMATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

(i) Governing Law. THIS MASTER CONFIRMATION, EACH SUPPLEMENTAL CONFIRMATION AND THE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS. NOTHING IN THIS PROVISION SHALL PROHIBIT EITHER PARTY FROM BRINGING AN ACTION TO ENFORCE A MONEY JUDGMENT IN ANY OTHER JURISDICTION.

(j) Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. To the extent the “Termination Settlement” provisions of Section 8(f) above do not apply, if (a) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or (b) any Transaction is cancelled or terminated upon the occurrence of an Extraordinary Event (except as a result of (i) a Nationalization, Insolvency or Merger Event in which the consideration to be paid to all holders of Shares consists solely of cash, (ii) a Merger Event or Tender Offer that is within Company’s control, or (iii) an Event of Default in which Company is the Defaulting Party or a Termination Event in which Company is the Affected Party other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b) of the Agreement, in each case that resulted from an event or events outside Company’s control), and if Company would owe any amount to Dealer pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (any such amount, a “Payment Obligation”), then Company shall satisfy the Payment Obligation by the Share Termination Alternative (as defined below), unless (a) Company gives irrevocable telephonic notice to Dealer, confirmed in writing within one (1) Scheduled Trading Day, no later than 12:00 p.m. (New York City time) on the Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable, of its election that the Share Termination Alternative shall not apply, (b) Company remakes the representations set forth in Section 7 of this Master Confirmation as of the date of such election and (c) Dealer agrees to such election, in which case the provisions of Section 12.7 or Section 12.9 of the Equity Definitions, or the provisions of Section 6(d)(ii) of the Agreement, as the case may be, shall apply.

Share Termination Alternative:	If applicable, Company shall deliver to Dealer the Share Termination Delivery Property on the date (the “Share Termination Payment Date”) on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or Section 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable, subject to Paragraph (l)(i) below, in satisfaction, subject to Paragraph (l)(ii) below, of the relevant Payment Obligation, in the manner reasonably requested by Dealer free of payment.

Share Termination Delivery Property:	A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the relevant Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the amount of Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price (without giving effect to any discount pursuant to Paragraph (l)(i) below).

Share Termination Unit Price:	The value to Dealer of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means. In the case of a Private Placement of Share Termination Delivery Units that are Restricted Shares (as defined below), as set forth in Paragraph (l)(i) below, the Share Termination Unit Price shall be determined by the discounted price applicable to such Share Termination Delivery Units. In the case of a Registration Settlement of Share Termination Delivery Units that are Restricted Shares (as defined below) as set forth in Paragraph (l)(ii) below, notwithstanding the foregoing, the Share Termination Unit Price shall be the Reference Price on the Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable. The Calculation Agent shall notify Company of the Share Termination Unit Price at the time of notification of such Payment Obligation to Company or, if applicable, at the time the discounted price applicable to the relevant Share Termination Units is determined pursuant to Paragraph (l)(i).

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Share Termination Delivery Unit:	One Share or, if the Shares have changed into cash or any other property or the right to receive cash or any other property as the result of a Nationalization, Insolvency or Merger Event (any such cash or other property, the “Exchange Property”), a unit consisting of the type and amount of Exchange Property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Nationalization, Insolvency or Merger Event. If such Nationalization, Insolvency or Merger Event involves a choice of Exchange Property to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Inapplicable

Other applicable provisions:	If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.11 and 9.12 (as modified above) of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Share Termination Settled” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”. “Share Termination Settled” in relation to a Transaction means that the Share Termination Alternative is applicable to such Transaction.

(k) Registration/Private Placement Procedures. If, in the reasonable opinion of Dealer, following any delivery of Shares or Share Termination Delivery Property to Dealer hereunder, such Shares or Share Termination Delivery Property would be in the hands of Dealer subject to any applicable restrictions with respect to any registration or qualification requirement or prospectus delivery requirement for such Shares or Share Termination Delivery Property pursuant to any applicable federal or state securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such Shares or Share Termination Delivery Property being “restricted securities”, as such term is defined in Rule 144 under the Securities Act, or as a result of the sale of such Shares or Share Termination Delivery Property being subject to paragraph (c) of Rule 145 under the Securities Act) (such Shares or Share Termination Delivery Property, “Restricted Shares”), then delivery of such Restricted Shares shall be effected pursuant to either clause (i) or (ii) below at the election of Company, unless Dealer waives the need for registration/private placement procedures set forth in (i) and (ii) below.

(i) If Company elects to settle a Transaction pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Company shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Company may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Company to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer). Company shall use its best efforts to cause the Private Placement Settlement of such Restricted Shares to include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall determine the appropriate discount to the Share Termination Unit Price (in the case of settlement of Share Termination Delivery Units pursuant to Paragraph (k) above) or premium to any Forward Price (in the case of settlement of Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation) applicable to such Restricted Shares in a commercially reasonable manner and appropriately adjust the number of such Restricted Shares to be delivered to Dealer hereunder. Notwithstanding anything to the contrary in the Agreement or this Master Confirmation, the date of delivery of such Restricted Shares shall be the Exchange Business Day following notice by Dealer to Company of such applicable discount or premium, as the case may be, and the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Share Termination Payment Date (in the case of settlement of Share Termination Delivery Units pursuant to Paragraph (k) above) or on the Settlement Date for such Restricted Shares (in the case of settlement in Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation).

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(ii) If Company elects to settle a Transaction pursuant to this clause (ii) (a “Registration Settlement”), then Company shall promptly (but in any event no later than the beginning of the Resale Period) file and use its reasonable best efforts to make effective under the Securities Act a registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to Dealer, to cover the resale of such Restricted Shares in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts (if applicable), commissions (if applicable), indemnities, due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Dealer. If Dealer, in its sole reasonable discretion, is not satisfied with such procedures and documentation Private Placement Settlement shall apply. If Dealer is satisfied with such procedures and documentation, it shall sell the Restricted Shares pursuant to such registration statement during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Restricted Shares (which, for the avoidance of doubt, shall be (x) the Share Termination Payment Date in case of settlement in Share Termination Delivery Units pursuant to Paragraph (k) above or (y) the Settlement Date in case of settlement in Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation) and ending on the Exchange Business Day on which Dealer completes the sale of all Restricted Shares or, in the case of settlement of Share Termination Delivery Units, a sufficient number of Restricted Shares so that the realized net proceeds of such sales equals or exceeds the Payment Obligation (as defined above). If the Payment Obligation exceeds the realized net proceeds from such resale, Company shall transfer to Dealer by the open of the regular trading session on the Exchange on the Exchange Business Day immediately following such resale the amount of such excess (the “Additional Amount”) in cash or in a number of Shares (“Make-whole Shares”) in an amount that, based on the Reference Price on such day, has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares. If Company elects to pay the Additional Amount in Shares, the requirements and provisions for Registration Settlement shall apply. This provision shall be applied successively until the Additional Amount is equal to zero. In no event shall Company deliver a number of Restricted Shares under a Transaction greater than the Capped Number (as defined below) for such Transaction.

(iii) Without limiting the generality of the foregoing, Company agrees that (A) any Restricted Shares delivered to Dealer in connection with a Transaction may be transferred by and among Dealer and its affiliates and Company shall effect such transfer without any further action by Dealer and (B) after the period of six (6) months from the Trade Date of such Transaction (or one (1) year from the Trade Date of such Transaction if, at such time, informational requirements of Rule 144(c) under the Securities Act are not satisfied with respect to Company) has elapsed in respect of any Restricted Shares delivered to Dealer, Company shall promptly remove, or use its best efforts to cause the transfer agent for such Restricted Shares to remove, any legends referring to any such restrictions or requirements from such Restricted Shares upon request by Dealer (or such affiliate of Dealer) to Company or such transfer agent, without any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer). Notwithstanding anything to the contrary herein, to the extent the provisions of Rule 144 of the Securities Act or any successor rule are amended, or the applicable interpretation thereof by the Securities and Exchange Commission or any court change after the Trade Date for such Transaction, the agreements of Company herein shall be deemed modified to the extent necessary, in the opinion of outside counsel of Company, to comply with Rule 144 of the Securities Act, as in effect at the time of delivery of the relevant Shares or Share Termination Delivery Property.

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(iv) If the Private Placement Settlement or the Registration Settlement shall not be effected as set forth in clauses (i) or (ii), as applicable, with respect to a Transaction, then failure to effect such Private Placement Settlement or such Registration Settlement shall constitute an Event of Default with respect to which Company shall be the Defaulting Party.

(l) Tax Disclosure. Effective from the date of commencement of discussions concerning the Transactions, Company and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to Company relating to such tax treatment and tax structure.

(m) Status of Claims in Bankruptcy. Dealer acknowledges and agrees that this Master Confirmation is not intended to convey to Dealer rights against Company with respect to any Transaction that are senior to the claims of common stockholders of Company in any United States bankruptcy proceedings of Company; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Company of its obligations and agreements with respect to any Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transactions other than the Transactions.

(n) Acknowledgments: The parties hereto agree and acknowledge that:

(i) Dealer is a “swap participant” and “financial participant” within the meaning of Sections 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”).

(ii) This Master Confirmation and each Supplemental Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder, thereunder or in connection herewith or therewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment” and “transfer” within the meaning of Section 546 of the Bankruptcy Code and any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction is a “margin payment” and “transfer” within the meaning of Section 546 of the Bankruptcy Code, (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder, thereunder or in connection herewith or therewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code and constitute “settlement payments” as defined in Section 741(8) of the Bankruptcy Code and (iii) a “master netting agreement” and each of the parties thereto is a “master netting agreement participant”, each as defined in the Bankruptcy Code.

(iii) The rights given to Dealer hereunder, under each Supplemental Confirmation, the Agreement and any Credit Support Document upon the occurrence of an Event of Default with respect to the other party constitute a “contractual right” to cause the liquidation, termination or acceleration of, and to offset or net out termination values, payment amounts and other transfer obligations under or in connection with a “securities contract” and a “swap agreement” and a “contractual right” under a security agreement or arrangement forming a part of or related to a “securities contract” and a “swap agreement,” as such terms are used in Sections 555, 560, 561, 362(b)(6) and 362(b)(17) of the Bankruptcy Code.

(iv) Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

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(o) Agreements Regarding the Supplemental Confirmation.

(i) Company accepts and agrees to be bound by the contractual terms and conditions as set forth in each Supplemental Confirmation.

(ii) Company and Dealer agree and acknowledge that (X) the Transactions contemplated by this Master Confirmation and each Supplemental Confirmation will be entered into in reliance on the fact that this Master Confirmation and such Supplemental Confirmation form a single agreement between Company and Dealer, and Dealer would not otherwise enter into such Transaction, (Y) this Master Confirmation, together with such Supplemental Confirmation, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law; and (Z) this Master Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(iii) Company and Dealer further agree and acknowledge that this Master Confirmation, together with each Supplemental Confirmation, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

(p) Wall Street Transparency and Accountability Act. In connection with Section 739 of the WSTAA, the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, an Excess Ownership Position, or Illegality (as defined in the Agreement)).

(q) Agreements and Acknowledgements Regarding Hedging. Company understands, acknowledges and agrees that: (A) at any time on and prior to the last Settlement Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to each Transaction; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, each in a manner that may be adverse to Company.

(r) Listing of Shares. Company shall have submitted an application for the listing of the Maximum Transaction Number of Shares for each Transaction on the Exchange, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, in each case, on or prior to the Contingency Premium Payment Date for each such Transaction. Company agrees and acknowledges that such submission and approval shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement.

(s) Confidentiality. Dealer and Company agree that (i) Company is not obligated to Dealer to keep confidential from any and all persons or otherwise limit the use of any element of Dealer’s descriptions relating to tax aspects of the Transactions contemplated hereby and any part of the structure necessary to understand those tax aspects, and (ii) Dealer does not assert any claim of proprietary ownership in respect of such descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for Company.

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(t) Tax Matters.

(i) Withholding Tax under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(ii) 871(m). “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder. For the avoidance of doubt, any such tax imposed under Section 871(m) of the Code is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iii) Stamp Tax. Company shall pay and, within three Local Business Days of demand, indemnify Dealer against any cost, loss or liability that Dealer incurs in relation to all stamp, registration, documentation, transfer or similar tax (including interest, penalties and additions thereto) payable in respect of or in connection with the Agreement and the Transactions. Dealer shall be under no obligation to make any payment under Section 4(e) of the Agreement.

(iv) Payor Representations. For the purpose of Section 3(e) of the Agreement, each party represents that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or any other payments of interest or penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, a party may rely on: (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(v) Payee Representations. For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations: (A) it is a “U.S. Person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and (B) it is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii); and Company makes the following representations: (A) it is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and (B) It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(vi) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Company shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, and Dealer shall provide to Company a valid and duly executed U.S. Internal Revenue Service Form [W-9][W-8ECI], in each case, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer or Company, as applicable; and (iii) promptly upon learning that any such tax form previously provided by Company or Dealer, as applicable, has become ineffective, inaccurate or incorrect. Additionally, Company and Dealer shall, promptly upon request by Dealer or Company, provide such other tax forms and documents reasonably requested by Dealer or Company to allow Dealer or Company to make a payment under the applicable Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

(u) Delivery or Receipt of Cash. For the avoidance of doubt, other than receipt of the Contingency Premium by Company, nothing in this Master Confirmation shall be interpreted as requiring Company to cash settle any Transaction, except in circumstances where cash settlement is within Company’s control (including, without limitation, where Company elects to deliver or receive cash, or where Company has made Private Placement Settlement unavailable due to the occurrence of events within its control) or in those circumstances in which holders of Shares would also receive cash.

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(v) Disclaimer. Dealer is not a member of the Securities Investor Protection Corporation (“SIPC”). Obligations of Dealer hereunder are not protected by SIPC or any other organization or authority.

(w) Indemnity and Limitation on Liability. Company agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of any Transaction hereunder (other than any ordinary trading losses which may be incurred by Dealer in connection with the Transaction), and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Company. Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a non-appealable judgment by a court of competent jurisdiction to have resulted from the Indemnified Party’s breach of a material term of this Master Confirmation, any Supplemental Confirmation or the Agreement, willful misconduct or gross negligence. Company also agrees that no Indemnified Party shall have any liability to Company or any person asserting claims on behalf of or in right of Company in connection with or as a result of any matter referred to in this Master Confirmation, any Supplemental Confirmation or the Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Company result from the Indemnified Party’s breach of a material term of this Master Confirmation, any Supplemental Confirmation or the Agreement, or the Indemnified Party’s gross negligence or willful misconduct. The provisions of this Paragraph (z) shall survive completion of each Transaction contemplated by this Master Confirmation and any assignment or transfer pursuant to this Master Confirmation and shall inure to the benefit of any permitted assignee of Dealer. Notwithstanding any other provision herein, neither Company nor Dealer will be liable for special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen.

(x) Risk Disclosure. Company represents and warrants that it has received, read and understands Dealer’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof.

(y) Amendments to the Equity Definitions.

(i) Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the words “a material economic”; and adding the phrase “or the Transaction” at the end of the sentence.

(ii) Section 11.2(c) of the Equity Definitions is hereby amended by (w) replacing the words “a diluting or concentrative” with “a material economic” in the fifth line thereof, (x) adding the phrase “or the Transaction” after the words “the relevant Shares” in the same sentence, (y) deleting the words “diluting or concentrative” in the sixth to last line thereof and (z) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares).”

(iii) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with “a material economic” and adding the phrase “or the Transaction” at the end of the sentence; provided that it shall also constitute a Potential Adjustment Event if a Disrupted Day occurs or is continuing on or following the Trade Date and prior to the Contingency Expiration Date for the final Component of a Transaction.

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(iv) Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) inserting “(1)” immediately following the word “means” in the first line thereof and (2) inserting immediately prior to the semi-colon at the end of subsection (B) thereof the following words: “or (2) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the Agreement with respect to that Issuer”.

(v) Section 12.9(b)(iv) of the Equity Definitions is hereby amended by:

(A) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and

(B) replacing the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares” with the phrase “such Lending Party does not lend Shares” in the penultimate sentence.

(vi) Section 12.9(b)(v) of the Equity Definitions is hereby amended by:

(A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and

(B) (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C), (3) deleting the penultimate sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other.” and (4) deleting clause (X) in the final sentence.

(vii) Section 12.9(b)(vi) of the Equity Definitions is hereby amended by:

(A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and

(B) (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) deleting the final sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other.”

(z) Company Share Repurchases. Company agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Maximum Transaction Number of Shares for the related Transaction and the “Maximum Transaction Number of Shares” (as defined in the applicable Confirmation) under any outstanding Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(aa) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder or be entitled to take delivery of any Shares deliverable hereunder, to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Section 16 Percentage would exceed 4.5%, or (ii) the Share Amount would exceed the Post-Effective Limit. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Section 16 Percentage would exceed 4.5%, (ii) the Share Amount would exceed the Post-Effective Limit, or (iii) the Transaction Equity Percentage would exceed 9.0%. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Company’s obligation to make such delivery shall not be extinguished and Company shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Company that, after such delivery, (i) the Section 16 Percentage would not exceed 4.5%, (ii) the Share Amount would not exceed the Post-Effective Limit, and (iii) the Transaction Equity Percentage would not exceed 9.0%.

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(bb) Maximum Share Delivery.

(i) Notwithstanding any other provision of this Master Confirmation, the Agreement or the Equity Definitions, in no event will Company at any time be required to deliver to Dealer a number of Shares greater than the Capped Number for a Transaction in connection with such Transaction. “Capped Number,” with respect to a Transaction, means a number of Shares equal to 1.2 multiplied by the Maximum Transaction Number of Shares for such Transaction.

(ii) In the event Company shall not have delivered to Dealer the full number of Shares or Restricted Shares otherwise deliverable by Company to Dealer pursuant to the terms of a Transaction because Company has insufficient authorized but unissued Shares that are not reserved for other transactions (such deficit, the “Deficit Shares”), Company shall be continually obligated to deliver, from time to time, Shares or Restricted Shares, as the case may be, to Dealer until the full number of Deficit Shares have been delivered pursuant to this Paragraph 8(ee)(ii), when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Company or any of its subsidiaries after the Trade Date for the applicable Transaction (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares previously reserved for issuance in respect of other transactions become no longer so reserved or (C) Company additionally authorizes any unissued Shares that are not reserved for other transactions; provided that in no event shall Company deliver any Shares or Restricted Shares to Dealer pursuant to this Paragraph 8(ee)(ii) to the extent that such delivery would cause the aggregate number of Shares and Restricted Shares delivered to Dealer to exceed the Capped Number for such Transaction.

(cc) Right to Extend. Dealer may postpone or add, in whole or in part, any Contingency Expiration Date or any other date of valuation, payment or delivery with respect to some or all of any Transaction hereunder (in which event the Calculation Agent shall make appropriate adjustments to the Maximum Number of Shares with respect to one or more Components) if Dealer determines, in its reasonable discretion, that such extension is necessary or appropriate to preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable Dealer or one of its affiliates to effect transactions with respect to Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer or such an affiliate were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

(dd) 10b5-1 Plan.

(i) Company is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. Company acknowledges that it is the intent of the parties that following any election of Cash Settlement or Net Share Settlement by Company, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(ii) During the term of any Transaction and in connection with the delivery of any Share Termination Delivery Property for any Transaction, Dealer (or its agent or affiliate) may effect transactions in Shares in connection with such Transaction. The timing of such transactions by Dealer, the price paid or received per Share pursuant to such transactions and the manner in which such transactions are made, including, without limitation, whether such transactions are made on any securities exchange or privately, shall be within the sole judgment of Dealer. Company acknowledges and agrees that all such transactions shall be made in Dealer’s sole judgment and for Dealer’s own account.

(iii) Company does not have, and shall not attempt to exercise, any control or influence over how, when or whether Dealer (or its agent or affiliate) makes any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) in connection with any Transaction, including, without limitation, the price paid per Share pursuant to such purchases, whether such purchases are made on any securities exchange or privately and how, when or whether Dealer (or its agent or affiliate) enters into any hedging transactions. Dealer represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1.

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(iv) Company acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Company or any officer, director, manager or similar person of Company is aware of any material non-public information regarding Company or the Shares.

(v) Company shall not, directly or indirectly, communicate any information regarding Company or the Shares to any employee of Dealer or its affiliates who is directly involved with the hedging of and trading with respect to each Transaction and whose name is set forth on a list to be provided by Dealer, which list may be updated by Dealer from time to time.

(ee) Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation or any Supplemental Confirmation by signing and delivering one or more counterparts. The words “execution,” “signed,” “signature,” and words of like import in the Agreement, this Master Confirmation, any Supplemental Confirmation or in any other certificate, agreement or document related to the Agreement, this Master Confirmation or any Supplemental Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

Date:	[●], 2026

From:	[Dealer Name]

To:	Postal Realty Trust, Inc.

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Dealer Name] (“Dealer”) and Postal Realty Trust, Inc. (“Company”), on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Company as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation – Contingent Forward Transactions dated as of August 5, 2026 between Dealer and Company (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[___], 20[___]
Maturity Date:	[___], 20[___]
Maximum Transaction Number of Shares:	[___] Shares
Initial Forward Price:	USD [___]
Contingency Premium:	USD [___]
Initial Share Price:	USD [___]
Forward Hedge Selling Commission Rate:	[insert ATM fee for contingent forward]%
Spread:	[___]
Sales Period Outside Date:	[___], 20[___]

The Forward Price Reduction Dates and Forward Price Reduction Amounts for the Transaction are as set forth below.

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0

[___], 20[___]	USD [___]

[___], 20[___]	USD [___]

[___], 20[___]	USD [___]

[___], 20[___]	USD [___]

For each Component of the Transaction, the Maximum Number of Shares and the Contingency Expiration Dates are as set forth below.

Component Number	Maximum Number of Shares	Contingency Expiration Date
1	[___]	[___], 20[___]
2	[___]	[___], 20[___]
3	[___]	[___], 20[___]
…	[___]	[___], 20[___]

[Signature Page Follows.]

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Company hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending an executed copy to us.

Yours sincerely,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first above written:

POSTAL REALTY TRUST, INC.

By:
Name:
Title:

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Schedule A

Notice Parties

The Company

Andrew Spodek, Chief Executive Officer (aspodek@postalrealty.com)

Jeremy Garber, President, Treasurer and Secretary (jgarber@postalrealty.com)

Stephen Bakke, Chief Financial Officer (sbakke@postalrealty.com)

The Agent [/ Forward Seller]

[●]

[The Forward Purchaser ][/ Contingent Forward Purchaser]

[●]